PROSPECTUS SUPPLEMENT
(To Prospectus dated July 16, 2008)
Filed Pursuant to Rule 424(b)(2)
Registration Number 333-152005
Solarfun Power Holdings Co., Ltd.
Up to US$30,000,000 Aggregate Sale Price of
American Depositary Shares
We have entered into an equity distribution agreement with Morgan Stanley & Co. Incorporated relating to American Depositary Shares, or ADSs, offered by this prospectus supplement and the accompanying prospectus dated July 16, 2008. Each ADS represents five ordinary shares, par value US$0.0001 per ordinary share. The ADSs are evidenced by American Depositary Receipts, or ADRs. In accordance with the terms of the equity distribution agreement, we may offer and sell up to an aggregate sale price of US$30,000,000 of ADSs from time to time through Morgan Stanley & Co. Incorporated, acting as our sales agent, or directly to Morgan Stanley & Co. Incorporated, acting as principal.
Sales of our ADSs, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Global Market, the existing trading market for our ADSs, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law.
The compensation to Morgan Stanley & Co. Incorporated for sales of ADSs will be 2.5% of the gross proceeds. In connection with the sale of the ADSs on our behalf, Morgan Stanley & Co. Incorporated may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of Morgan Stanley & Co. Incorporated may be deemed to be underwriting commissions or discounts.
Our ADSs are listed on the Nasdaq Global Market under the symbol “SOLF.” The last reported sale price of our ADSs on September 16, 2009 was US$6.20 per ADS.

Investing in the ADSs involves risks. See “Risk Factors” beginning on page S-3.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

MORGAN STANLEY
September 17, 2009

ABOUT THIS PROSPECTUS SUPPLEMENT
     This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and other matters relating to us and our financial condition. The second part is the attached base prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the ADSs we are offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in the prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
     In this prospectus, unless otherwise indicated or unless the context otherwise requires,
•	“ADRs” are to the American depositary receipts that evidence our ADSs;

•	“ADSs” are to our American depositary shares, each of which represents five ordinary shares;

•	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“conversion efficiency” are to the ability of photovoltaic, or PV, products to convert sunlight into electricity, and “conversion efficiency rates” are commonly used in the PV industry to measure the percentage of light energy from the sun that is actually converted into electricity;

•	“cost per watt” and “price per watt” are to the method by which the cost and price of PV products, respectively, are commonly measured in the PV industry. A PV product is priced based on the number of watts of electricity it can generate;

•	“GW” are to gigawatt, representing 1,000,000,000 watts, a unit of power-generating capacity or consumption;

•	“MW” are to megawatt, representing 1,000,000 watts, a unit of power-generating capacity or consumption. In this prospectus, it is assumed that, based on a yield rate of 95%, 420,000 125mm x 125mm or 280,000 156mm x 156mm silicon wafers are required to produce PV products capable of generating 1 MW, that each 125mm x 125mm and 156mm x 156mm PV cell generates 2.4 watts and 3.7 watts of power, respectively, and that each PV module contains 72 125mm x 125mm PV cells or 54 156mm x 156mm PV cells;

•	“PV” are to photovoltaic. The photovoltaic effect is a process by which sunlight is converted into electricity;

•	“RMB” and “Renminbi” are to the legal currency of China;

•	“series A convertible preference shares” are to our series A convertible preference shares, par value US$0.0001 per share;

•	“shares” or “ordinary shares” are to our ordinary shares, par value US$0.0001 per share. For the purpose of computing and reporting our outstanding ordinary shares and our basic or diluted earnings per share, the 9,019,611 ADSs we issued to facilitate the convertible notes offering are not considered outstanding; and

•	“US$” and “U.S. dollars” are to the legal currency of the United States.
 S-i

     Unless otherwise stated, the translations of RMB into U.S. dollars have been made at the exchange rate as set forth on June 30, 2009 in the H.10 statistical release of the Federal Reserve Board, which was RMB6.8302 to US$1.00. We make no representation that the RMB or dollar amounts referred to in this prospectus supplement could have been or could be converted into dollars or RMB, as the case may be, at any particular rate or at all.
     References in this prospectus to our annual manufacturing capacity assume 24 hours of operation per day for 350 days per year.
     Unless the context indicates otherwise, “we,” “us,” “our company” and “our” refer to Solarfun Power Holdings Co., Ltd., its predecessor entities and its consolidated subsidiaries.
     You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus or any free writing prospectus prepared by us. We and the sales agent have not authorized anyone else to provide you with different or additional information. We are not making an offer of the ADSs in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or in the prospectus is accurate as of any date other than the date on the front of that document.
 S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference contain statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.
     In some cases, these forward-looking statements can be identified by words or phrases such as “aim,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “is/are likely to,” “may,” “plan,” “potential,” “will” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:
•	our expectations with respect to our ability to re-negotiate the terms of our multi-year supply agreements and our ability to adjust our raw material costs;

•	our expectations regarding the worldwide demand for electricity and the market for solar energy;

•	our beliefs regarding the effects of environmental regulation, lack of infrastructure reliability and long-term fossil fuel supply constraints;

•	our beliefs regarding the inability of traditional fossil fuel-based generation technologies to meet the demand for electricity;

•	our beliefs regarding the importance of environmentally friendly power generation;

•	our expectations regarding governmental support for the deployment of solar energy;

•	our beliefs regarding the acceleration of adoption of solar technologies;

•	our expectations with respect to advancements in our technologies;

•	our beliefs regarding the competitiveness of our solar products;

•	our expectations regarding the scaling of our manufacturing capacity;

•	our expectations with respect to revenue growth and profitability;

•	our expectations with respect to our ability to secure raw materials, especially silicon and silicon wafers, in the future;

•	competition from other manufacturers of PV products and conventional energy suppliers;

•	our future business development, results of operations and financial condition; and

•	future economic or capital market conditions.
     We would like to caution you not to place undue reliance on these statements and you should read these statements in conjunction with the risk factors disclosed in this prospectus for a more complete discussion of the risks of an investment in our ADSs and other risks outlined in our other filings with the Securities and Exchange Commission, or the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this
 S-iii

prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.
 S-iv

PROSPECTUS SUPPLEMENT SUMMARY
     The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement.
Our Company
     We are a vertically integrated manufacturer of silicon ingots, PV cells and PV modules in China. We manufacture a variety of silicon ingots, PV cells and PV modules using advanced manufacturing process technologies that have helped us to rapidly increase our operational efficiency. We also provide PV cell processing services and PV module processing services. We sell PV cells and PV modules both directly to system integrators and through third party distributors. In 2008, we sold our products to over 40 customers, mostly in Germany, Spain and Italy, as well as several other European countries. We conduct our business in China through our operating subsidiary, Jiangsu Linyang Solarfun Co., Ltd., or Linyang China.
     We currently operate six monocrystalline PV cell production lines and six multicrystalline PV cell production lines, each with up to 30 MW of annual manufacturing capacity. We have achieved improvements in process technology and product quality since we commenced our commercial production in November 2005. Our monocrystalline PV cells achieved conversion efficiency rates in the range of 16.2% to 17.5% in 2008 and we are now able to process wafers as thin as 180 microns. In addition, we currently operate 40 monocrystalline ingot production furnaces and 48 multicrystalline ingot production furnaces, with up to 280 MW of annual manufacturing capacity.

     Our principal executive offices are located at 666 Linyang Road, Qidong, Jiangsu Province, 226200, People’s Republic of China. Our telephone number at this address is (86-513) 8360-6000 and our fax number is (86-513) 8311-0367. Our registered office in the Cayman Islands is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
     Investor inquiries should be directed to us at the address and telephone number of our principal executive offices set forth above. Our website is www.solarfun.com.cn. The information contained on our website does not constitute a part of this prospectus. Our agent for service of process in the United States is CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011.

The Offering

ADSs offered	ADSs with an aggregate sale price of up to US$30,000,000.

The ADSs	Each ADS represents five ordinary shares, par value US$0.0001 per ordinary share. The offered ADSs are evidenced by American Depositary Receipts.

Depositary	The Bank of New York Mellon.

Use of proceeds	We intend to use the proceeds of this offering for capital expenditures, working capital and partial repayment of our existing bank loans.

Risk factors	See “Risk Factors” and other information included in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our ADSs.

Nasdaq Global Market Symbol for our ADSs	Our ADSs are listed on the Nasdaq Global Market under the symbol “SOLF.”

RISK FACTORS
     You should consider carefully the following factors, as well as the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement before making an investment decision. Some of the following risks relate principally to the industry in which we operate and our business in general. Other risks relate principally to the securities market and ownership of our ADSs. Any of the risk factors could significantly and negatively affect our business, financial condition or operating results and the trading price of our ADSs. You could lose all or part of your investment.
Risks Related to Our Company and Our Industry
Demand for our PV products has been, and may continue to be, adversely affected by the global financial crisis. The global credit crisis could also make it difficult for our customers and end-users to finance the purchases of our products.
     Beginning in the second half of 2008, many of our key markets, including Germany, Spain and the United States, and other national economies have experienced a period of economic contraction or significantly slower economic growth. In particular, the current credit crises, weak consumer confidence and diminished consumer and business spending have contributed to a significant slowdown in the market demand for PV products due to decreased energy requirements.
     In addition, many of our customers and many end-users of our PV products depend on debt financing to fund the initial capital expenditure required to purchase our PV products. Due to the global credit crisis, many of our customers and many end-users of our PV products have experienced difficulties in obtaining financing, and even if they have been able to obtain financing, the cost of such financing has increased and they may change their decision or change the timing of their decision to purchase our PV products. The reduction in the availability of financing and its increased cost have lowered and may continue to lower demand for our PV products and reduce our net revenues. We cannot provide assurance that when or if an economic recovery does occur, the demand for our PV products will increase. A protracted disruption in the ability of our customers to obtain financing could lead to a significant reduction in future orders for our PV products, which in turn could have a material adverse effect on our business, financial condition and results of operations.
Our ability to adjust our raw material costs may be limited as a result of our entering into multi-year supply agreements with many of our silicon and silicon wafer suppliers, and it may be difficult for us to respond in a timely manner to rapidly changing market demand, which could materially and adversely affect our cost of revenues and profitability.
     Prior to mid-2008, there was an industry-wide shortage of silicon and silicon wafers, which resulted in significant increases in the prices of these raw materials. To secure an adequate and timely supply of silicon and silicon wafers during the earlier periods of supply shortage, we entered into a number of multi-year supply agreements. The prices in these agreements were generally pre-determined, but some of these agreements provided for adjustments in subsequent years to reflect changes in market conditions or through mutual agreement. Since the fourth quarter of 2008, the market prices for silicon and silicon wafers have been decreasing significantly. Spot market prices of silicon and silicon wafer have fallen below the prices we have contracted for with our long-term suppliers and are expected to continue to decline in 2009. The rapid declines in the prices of silicon and silicon wafers coupled with decreases in demand for PV products have hampered our ability to pass on to our customers the cost of our raw materials which were procured at higher prices during the earlier periods of supply shortage. As a result, our inventory write-downs increased from RMB0.8 million in 2007 to RMB413.8 million in 2008. Our inventory write-downs amounted to RMB170.3 million (US$24.9 million) in the six months ended June 30, 2009, respectively.

     Due to the significant decrease in prices of silicon and silicon wafers, we have sought to re-negotiate the terms of price, volume, prepayment amount and delivery schedule of all of our existing multi-year supply agreements. While we have in some instances obtained reduced prices and other concessions from several of our suppliers, we cannot assure you that we will be able to obtain reduced prices from all of our suppliers. If the prices of silicon and silicon wafers continue to decrease in the future and we are unable to re-negotiate the prices of our existing multi-year supply agreements, we may not be able to adjust our materials costs, and our cost of revenues could be materially and adversely affected. Furthermore, other PV module manufacturers may be able to purchase silicon and silicon wafers on the spot market at lower prices than those we have contracted for with our suppliers. If the prices we pay for silicon and silicon wafers are significantly higher than the prices paid by our competitors, our competitive cost advantage of producing modules could decrease. Our inability to reduce a key manufacturing cost to the same degree as our competitors could adversely affect our ability to price our products competitively and generate favorable profit margins.
     In addition, we may be subject to legal and administrative proceedings if mutual agreement cannot be reached between us and our suppliers. There is no assurance that we will be able to successfully defend or resolve such legal or administrative proceedings in the near future or at all. Such legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our management personnel. For example, on June 8, 2009, Jiangxi LDK Solar Hi-Tech Co., Ltd., or LDK, one of our suppliers of silicon wafers, submitted an arbitration request to the Shanghai Arbitration Commission, alleging that we had failed to perform under the terms of a long-term supply agreement and seeking to enforce our performance and claiming for monetary relief. We are in dispute over the alleged breaches. We intend to vigorously defend any claim that LDK has brought against us and have asserted our counterclaims against LDK in connection with the long-term supply agreement. We have submitted our response to LDK’s arbitration request and no hearing date has been set by the Shanghai Arbitration Commission. We are not able to predict the outcome of the arbitration proceeding. However, we do not expect this arbitration proceeding will have any material adverse effect on our business, financial condition or results of operations.
     Furthermore, some of our multi-year supply agreements allow the supplier to invoice us for the full contract amount of silicon or silicon wafers we are obligated to purchase each year, whether or not we actually order the required volume. While we are in the process of re-negotiating the terms of our multi-year supply agreements in anticipation of declined demand for our products, we expect our commitments in connection with our multi-year supply agreements will continue to be significant. In the event we are unable to re-negotiate or fulfill our obligations under our supply agreements, we may be subject to significant inventory build-up and may be required to make further inventory write-downs and provision for these commitments, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
Prepayments we have provided to our silicon and silicon wafer suppliers expose us to the credit risks of such suppliers and may increase our costs and expenses, which could in turn have a material adverse effect on our liquidity.
     Most of our multi-year supply agreements that we entered into during the earlier periods of supply shortage required us to make prepayments of a portion of the total contract price to our suppliers without receiving collateral for such prepayments. As of December 31, 2006, 2007 and 2008 and June 30, 2009, we had advanced RMB238.2 million, RMB640.1 million, RMB1,145.6 million and RMB877.9 million (US$128.5 million), respectively, to our suppliers. In 2008 and the six months ended June 30, 2009, we recorded a provision of RMB42.0 million and RMB236.5 million (US$34.6 million), respectively, for doubtful collection of advances to suppliers due to non-performance by some of our suppliers, which resulted in the prepayments we made to these suppliers being categorized as unrecoverable. Our claims for such payments are unsecured claims, which expose us to the credit risks of our suppliers in the event of their insolvency or bankruptcy. Our claims against the defaulting suppliers would rank below those of secured creditors, which would undermine our chances of obtaining the return of our prepayments. If such suppliers fail to fulfill their delivery obligations under the contracts, our financial condition, results of operations and liquidity could be materially and adversely affected.
We may experience continuing pressure on our profit margins as the average selling price of PV products continues to be pushed down by the decrease in demand for PV products and the rapid declines in the spot market silicon and silicon wafer prices.
     Demand for PV products has decreased as a result of the global financial crisis, but the supply of PV products has increased significantly as many manufacturers of PV products worldwide, including our company, have engaged in significant production capacity expansion in recent years. Beginning in the fourth quarter of 2008, this state of over-supply has resulted in reductions in the prevailing market prices of PV products as manufacturers have reduced their average selling prices in an attempt to obtain sales. The average selling prices of our products started to decline in the fourth quarter of 2008. Our net profit margin decreased from a positive margin of 6.2% in 2007 to a negative margin of 5.7% in 2008. Our net profit margin in the six months ended June 30, 2009 was a negative margin of 19.0%. This trend may continue, which could cause our sales and/or our profit margins to decline and have a material adverse effect on our business, financial condition, results of operations and prospects.
Evaluating our business and prospects may be difficult because of our limited operating history, and our past results may not be indicative of our future performance.
     There is limited historical information available about our company upon which you can base your evaluation of our business and prospects. We began operations in August 2004 and shipped our first PV modules and our first PV cells in February 2005 and November 2005, respectively. With the rapid growth of the PV industry prior to the fourth quarter of 2008, our business has grown and evolved at a rapid rate. As a result, our historical operating results may not provide a meaningful basis for evaluating our business, financial performance and prospects and we may not be able to achieve a similar growth rate in future periods, particularly in light of the significant economic volatility in recent months in our target markets. Therefore, you should consider our business and prospects in light of the risks, expenses and challenges that we will face as a company with a relatively short operating history in a competitive industry seeking to develop and manufacture new products in a rapidly growing market, and you should not rely on our past results or our historic rate of growth as an indication of our future performance.
Our future success substantially depends on our ability to manage our production effectively and to reduce our manufacturing costs. Our ability to achieve such goals is subject to a number of risks and uncertainties.
     Our future success depends on our ability to manage our production and facilities effectively and to reduce our manufacturing costs. Our efforts to reduce our manufacturing costs include lowering our silicon and auxiliary material costs, improving manufacturing productivity and processes, and improving product quality. If we are unable to achieve these goals, we may be unable to decrease our costs per watt, to maintain our competitive position or to improve our profitability. Our ability to achieve such goals is subject to significant risks and uncertainties, including:
•	our ability to re-negotiate our existing multi-year supply agreements;

•	our ability to maintain our quality level and keep pace with changes in technology;

•	our ability to adjust inventory levels to respond to rapidly changing market demand;

•	delays and cost overruns in equipment purchases and deliveries;

•	delays in obtaining or denial of required approvals by relevant government authorities; and

•	diversion of significant management attention and other resources to other matters.
     If we are unable to establish or successfully make improvements to our manufacturing facilities or to reduce our manufacturing costs, or if we encounter any of the risks described above, we may be unable to improve our business as planned.
We depend on a limited number of customers for a high percentage of our revenue and the loss of, or a significant reduction in orders from, any of these customers, if not immediately replaced, would significantly reduce our revenue and decrease our profitability.
     We currently sell a substantial portion of our PV products to a limited number of customers. Our five largest customers accounted for an aggregate of 85.4%, 43.0% and 53.2% of our net revenues in 2006, 2007 and 2008, respectively. Most of our large customers are located in Europe, particularly in Germany, Spain and Italy. The loss of sales to any one of these customers would have a significant negative impact on our business. Sales to our customers are mostly made through non-exclusive arrangements. Due to our dependence on a limited number of customers, any one of the following events may cause material fluctuations or declines in our revenue and have a material adverse effect on our financial condition and results of operations:
•	reduction, delay or cancellation of orders from one or more of our significant customers;

•	selection by one or more of our significant distributor customers of our competitors’ products;

•	loss of one or more of our significant customers and our failure to identify additional or replacement customers;

•	any adverse change in the bilateral or multilateral trade relationships between China and European countries, particularly Germany; and

•	failure of any of our significant customers to make timely payment for our products.
     We expect our operating results to continue to depend on sales to a relatively small number of customers for a high percentage of our revenue for the foreseeable future, as well as the ability of these customers to sell PV products that incorporate our PV products.
     With certain significant customers, we enter into framework agreements that set forth our customers’ purchase goals and the general conditions under which our sales are to be made. However, such framework agreements are only binding to the extent a purchase order for a specific amount of our products is issued. In addition, certain sales terms of the framework agreements may be adjusted from time to time. In addition, we have in the past had disagreements with our customers relating to the volumes, delivery schedules and pricing terms contained in such framework contracts that have required us to re-negotiate these contracts. However, re-negotiation of our framework contracts may not always be in our best interests and disagreements on terms could escalate into formal disputes that could cause us to experience order cancellations or harm our reputation.
     Furthermore, our customer relationships have been developed over a short period of time and are generally in preliminary stages. We cannot be certain that these customers will generate significant revenue for us in the future or if these customer relationships will continue to develop. If our relationships with customers do not continue to develop, we may not be able to expand our customer base or maintain or increase our customers and revenue. Moreover, our business, financial condition, results of operations and prospects are affected by competition in the market for the end products manufactured by our customers, and any decline in their business could materially harm our revenue and profitability.

Our dependence on a limited number of suppliers for a substantial majority of silicon and silicon wafers could prevent us from delivering our products in a timely manner to our customers in the required quantities, which could result in order cancellations, decreased revenue and loss of market share.
     In 2006, 2007 and 2008, our five largest suppliers supplied in the aggregate 50.9%, 59.0% and 42.0%, respectively, of our total silicon and silicon wafer purchases. If we fail to develop or maintain our relationships with these or our other suppliers, we may be unable to manufacture our products, our products may only be available at a higher cost or after a long delay, or we could be prevented from delivering our products to our customers in the required quantities, at competitive prices and on acceptable terms of delivery. Problems of this kind could cause us to experience order cancellations, increased manufacturing costs, decreased revenue and loss of market share. In general, the failure of a supplier to supply materials and components that meet our quality, quantity and cost requirements in a timely manner due to lack of supplies or other reasons could impair our ability to manufacture our products or could increase our costs, particularly if we are unable to obtain these materials and components from alternative sources in a timely manner or on commercially reasonable terms. Allegations have been made and may be made in the future regarding the quality of our suppliers’ inventories. In addition, some of our suppliers have a limited operating history and limited financial resources, and the contracts we entered into with these suppliers do not clearly provide for adequate remedies to us in the event any of these suppliers is not able to, or otherwise does not, deliver, in a timely manner or at all, any materials it is contractually obligated to deliver. Some of our major silicon wafer suppliers failed to fully perform in the past on their silicon wafer supply commitments to us, and we consequently did not receive all of the contractually agreed quantities of silicon wafers from these suppliers. We cannot assure you that we will not experience similar or additional shortfalls of silicon or silicon wafers from our suppliers in the future or that, in the event of such shortfalls, we will be able to find other silicon suppliers to satisfy our production needs. Any disruption in the supply of silicon wafers to us may adversely affect our business, financial condition and results of operations.
Until the fourth quarter of 2008, there was an industry-wide shortage of silicon and silicon wafers. If we again experience an industry-wide shortage of silicon and silicon wafers, our failure to obtain sufficient quantities of silicon and silicon wafers in a timely manner could disrupt our operations, prevent us from operating at full capacity or limit our ability to expand as planned, which would reduce, and limit the growth of, our manufacturing output and revenue.
     We depend on the timely delivery by our suppliers of silicon and silicon wafers in sufficient volumes. Until mid-2008, there was an industry-wide shortage of silicon and silicon wafers, subjecting us to the risk that our suppliers might fail to supply sufficient silicon and silicon wafers to us. While we do not believe an industry-wide shortage of silicon and silicon wafers will re-occur in the short term because of current market conditions and the expansion of silicon and silicon wafer manufacturing capacity in recent years, we cannot assure you that market conditions will not again rapidly change. We may experience actual shortages of silicon and silicon wafers or late or failed delivery for the following reasons:
•	the terms of our silicon and silicon wafer contracts with, or purchase orders to, our suppliers may be altered or cancelled as a result of our ongoing re-negotiations with them;

•	there are a limited number of silicon and silicon wafer suppliers, and many of our competitors also purchase silicon and silicon wafers from these suppliers;

•	since we have only been purchasing silicon and silicon wafers for approximately four years, our competitors may have longer and stronger relationship with these suppliers than we do;

•	some of our silicon and silicon wafer suppliers do not manufacture silicon themselves, but instead purchase their requirements from other vendors. It is possible that these suppliers will not be able to obtain sufficient silicon or silicon wafers to satisfy their contractual obligations to us;

•	we do not have a long history with our silicon and silicon wafer suppliers and there can be no assurance that they will be able to meet our production needs consistently or on a timely basis; and

•	our purchase of silicon and silicon wafers is subject to the business risk of our suppliers, one or more of which may go out of business for any one of a number of reasons beyond our control in the current economic environment.
     If we fail to obtain delivery of silicon and silicon wafers in amounts and according to time schedules that we expect, we may be forced to reduce production, which will adversely affect our revenues. Our failure to obtain the required amounts of silicon and silicon wafers on time and at commercially reasonable prices could substantially limit our ability to meet our contractual obligations to deliver PV products to our customers. Any failure by us to meet such obligations could have a material adverse effect on our reputation, retention of customers, market share, business and results of operations and may subject us to claims from our customers and other disputes.
We currently have a significant amount of debt outstanding. Our substantial indebtedness may limit our future financing capabilities and could adversely affect our business, financial condition and results of operations.
     The principal amount of our total bank borrowings outstanding was RMB1,298.8 million and RMB1,579.0 million (US$231.2 million) as of December 31, 2008 and June 30, 2009, respectively. In addition, we had RMB1,179.0 million and RMB642.9 million (US$94.1 million) principal amount of convertible notes outstanding as of December 31, 2008 and June 30, 2009, respectively. Our debt could have a significant impact on our future operations and cash flow, including:
•	making it more difficult for us to fulfill payment and other obligations under our outstanding debt, including repayment of our long- and short-term credit facilities should we be unable to obtain extensions for any such facilities before they mature, as well as our obligations under our convertible notes;

•	triggering an event of default if we fail to comply with any of our payment or other obligations contained in our debt agreements, which could result in cross-defaults causing all or a substantial portion of our debt to become immediately due and payable;

•	reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and adversely affecting our ability to obtain additional financing for these purposes;

•	potentially increasing the cost of any additional financing; and

•	putting pressure on our ADS price due to concerns of our inability to repay our debt and making it more difficult for us to conduct equity financings in the capital markets.
     Our ability to meet our payment and other obligations under our outstanding debt depends on our ability to generate cash flow in the future or to refinance such debt. We may not be able to generate sufficient cash flow from operations to enable us to meet our obligations under our outstanding debt and to fund other liquidity needs. The current global liquidity and credit crisis has been having a significant negative impact on our company. If we are not able to generate sufficient cash flow to meet such obligations, we may need to refinance or restructure our debt, to sell our assets, to reduce or delay our capital investments, or to seek additional equity or debt financing. The sale of additional equity securities could result in dilution to our ADS holders. The incurrence of additional indebtedness would result in increased interest rate risk and debt service obligations, and could result in operating and financing covenants that would further restrict our operations. In addition, the level of our indebtedness and the amount of our interest payments could limit our ability to obtain the financing required to fund future capital expenditures and working capital. A shortage of such funds could in turn impose limitations on our ability to plan for, or react effectively to, changing market conditions. We cannot assure you that future financing will be available in amounts or on terms acceptable to us, if at all.
We require a significant amount of cash to fund our operations as well as meet future capital requirements. If we cannot obtain additional capital when we need it, our growth prospects and future profitability may be materially and adversely affected.
     We typically require a significant amount of cash to fund our operations. We also require cash generally to meet future capital requirements, which are difficult to plan in the rapidly changing PV industry. The principal amount of our total bank borrowings outstanding was RMB1,298.8 million and RMB1,579.0 million (US$231.2 million) as of December 31, 2008 and June 30, 2009, respectively. We cannot assure you that future financing will be available on satisfactory terms, or at all. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including:
•	our future financial condition, results of operations and cash flows;

•	general market conditions for financing activities by manufacturers of PV and related products; and

•	economic, political and other conditions in the PRC and elsewhere.
     If we are unable to obtain necessary financing in a timely manner or on commercially acceptable terms, or at all, our growth prospects and future profitability may decrease materially.
We face risks associated with the marketing, distribution and sale of our PV products internationally, and if we are unable to effectively manage these risks, they could impair our ability to expand our business abroad.
     A substantial majority of our revenue has been generated by sales to customers outside of China. The marketing, distribution and sale of our PV products overseas expose us to a number of risks, including:
•	fluctuations in currency exchange rates of the U.S. dollar, Euro and other foreign currencies against the Renminbi;

•	difficulty in engaging and retaining distributors and agents who are knowledgeable about, and can function effectively in, overseas markets;

•	increased costs associated with maintaining marketing and sales activities in various countries;

•	difficulty and costs relating to compliance with different commercial and legal requirements in the jurisdictions in which we offer our products;

•	inability to obtain, maintain or enforce intellectual property rights; and

•	trade barriers, such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries.
     If we are unable to effectively manage these risks, our ability to conduct or expand our business abroad would be impaired, which may in turn have a material adverse effect on our business, financial condition, results of operations and prospects.
If we are unable to compete in the highly competitive PV market, our revenue and profits may decrease.
     The PV market is very competitive. We face competition from a number of sources, including domestic, foreign and multinational corporations. We believe that the principal competitive factors in the markets for our products are:
•	manufacturing capacity;

•	power efficiency;

•	range and quality of products;

•	price;

•	strength of supply chain and distribution network;

•	after-sales inquiry; and

•	brand image.
     Many of our current and potential competitors have longer operating histories, greater name recognition, access to larger customer bases and resources and significantly greater economies of scale, and financial, sales and marketing, manufacturing, distribution, technical and other resources than we do. In particular, many of our competitors are developing and manufacturing solar energy products based on new technologies that may ultimately have costs similar to, or lower than, our projected costs. In addition, our competitors may be able to respond more quickly to changing customer demands or devote greater resources to the development, promotion and sales of their products than we can. Furthermore, competitors with more diversified product offerings may be better positioned to withstand a decline in the demand for PV products. Some of our competitors have also become vertically integrated, with businesses ranging from upstream silicon wafer manufacturing to solar power system integration, and we may also face competition from semiconductor manufacturers, several of which have already announced their intention to commence production of PV cells and PV modules. It is possible that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share, which would harm our business. If we fail to compete successfully, our business would suffer and we may lose or be unable to gain market share and our financial condition and results of operations would be materially and adversely affected.
     In addition, the PV market in general competes with other sources of renewable energy as well as conventional power generation. If prices for conventional and other renewable energy resources decline, or if these resources enjoy greater policy support than solar power, the PV market and our business and prospects could suffer.
Our profitability depends on our ability to respond to rapid market changes in the PV industry, including by developing new technologies and offering additional products and services.

     The PV industry is characterized by rapid increases in the diversity and complexity of technologies, products and services. In particular, the ongoing evolution of technological standards requires products with improved features, such as more efficient and higher power output and improved aesthetics. As a result, we expect that we will need to constantly offer more sophisticated products and services in order to respond to competitive industry conditions and customer demands. If we fail to develop, or obtain access to, advances in technologies, or if we are not able to offer more sophisticated products and services, we may become less competitive and less profitable. In addition, advances in technologies typically lead to declining average selling prices for products using older technologies. As a result, if we are not able to reduce the costs associated with our products, the profitability of any given product, and our overall profitability, may decrease over time. Furthermore, technologies developed by our competitors may provide more advantages than ours for the commercialization of PV products, and to the extent we are not able to refine our technologies and develop new PV products, our existing products may become uncompetitive and obsolete.
     In addition, we will need to invest significant financial resources in research and development to maintain our competitiveness and keep pace with technological advances in the PV industry. However, commercial acceptance by customers of new products we offer may not occur at the rate or level expected, and we may not be able to successfully adapt existing products to effectively and economically meet customer demands, thus impairing the return from our investments. We may also be required under the applicable accounting standards to recognize a charge for the impairment of assets to the extent our existing products become uncompetitive or obsolete, or if any new products fail to achieve commercial acceptance. Any such charge may have a material adverse effect on our financial condition and results of operations.
     Moreover, in response to the rapidly evolving conditions in the PV industry, we plan to expand our business downstream to provide system integration products and services. This expansion requires significant investment and management attention from us, and we are likely to face intense competition from companies that have extensive experience and well-established businesses and customer bases in the system integration sector. We cannot assure you that we will succeed in expanding our business downstream. If we are not able to bring quality products and services to market in a timely and cost-effective manner and successfully market and sell these products and services, our ability to continue penetrating the PV market, as well as our results of operations and profitability, will be materially and adversely affected.
Our future success also depends on our ability to make strategic acquisitions and investments and to establish and maintain strategic alliances, and failure to do so could have a material adverse effect on our market penetration, revenue growth and profitability. In addition, such strategic acquisitions, alliances and investments themselves entail significant risks that could materially and adversely affect our business.
     We are pursuing expansion into PV system integration services through our subsidiary, Shanghai Linyang Solar Technology Co., Ltd., or Shanghai Linyang, and we may pursue upstream silicon feedstock sourcing through strategic partnerships and investments in the future. We may also establish strategic alliances with third parties in the PV industry to develop new technologies and to expand our marketing channels. These types of transactions could require that our management develop expertise in new areas, make significant investments in research and development, manage new business relationships and attract new types of customers and may require significant attention from our management, and the diversion of our management’s attention could have a material adverse effect on our ability to manage our business. We may also experience difficulties integrating acquisitions and investments into our existing business and operations and retaining key technical and managerial personnel of acquired companies. We may assume unknown liabilities or other unanticipated events or circumstances through acquisitions and investments. Furthermore, we may not be able to successfully make such strategic acquisitions and investments or to establish strategic alliances with third parties that will prove to be effective or beneficial for our business. Any difficulty we face in this regard could have a material adverse effect on our market penetration, our results of operations and our profitability.
     Strategic acquisitions, investments and alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information and loss of control of operations that are material to our business. Moreover, strategic acquisitions, investments and alliances may be expensive to implement and subject us to the risk of non-performance by a counterparty, which may in turn lead to monetary losses that materially and adversely affect our business. In addition, changes in government policies, both domestically and internationally, that are not favorable to the development of the PV industry, may also have a material adverse effect on the success of our strategic acquisitions, investments and alliances.
Problems with product quality or product performance could result in a decrease in customers and revenue, unexpected expenses and loss of market share. In addition, product liability claims against us could result in adverse publicity and potentially significant monetary damages.
     Our PV modules are typically sold with a two to five year warranty for technical defects, a 10-year limited warranty against declines of greater than 10%, and a 20 to 25-year limited warranty against declines of greater than 20%, in their initial power generation capacity. Since our products have been in use for only a relatively short period, our assumptions regarding the durability and reliability of our products may not be accurate. We consider various factors when determining the likelihood of product defects, including an evaluation of our quality controls, technical analysis, industry information on comparable companies and our own experience. As of December 31, 2006, 2007 and 2008 and June 30, 2009, our accrued warranty costs for the two to five years warranty against technical defects totaled RMB7.6 million, RMB21.0 million, RMB48.6 million and RMB62.5 million (US$9.1 million), respectively. Any increase in the defect rate of our products would increase the amount of our warranty costs and we may not have adequate warranty provision to cover such warranty costs, which would have a negative impact on our results of operations.
     In addition, we purchase the silicon and silicon wafers and other components that we use in our products from third parties. Unlike PV modules, which are subject to certain uniform international standards, silicon and silicon wafers generally do not have uniform international standards, and it is often difficult to determine whether product defects are a result of the silicon or silicon wafers or other components or reasons. Furthermore, the silicon and silicon wafers and other components that we purchase from third-party suppliers are typically sold to us with no or only limited warranties. The possibility of future product failures could cause us to incur substantial expense to provide refunds or resolve disputes with regard to warranty claims through litigation, arbitration or other means. Product failures and related adverse publicity may also damage our market reputation and cause our sales to decline.
     As with other PV product manufacturers, we are exposed to risks associated with product liability claims if the use of the PV products we sell results in injury, death or damage to property. We cannot predict whether product liability claims will be brought against us in the future or the effect of any resulting negative publicity on our business. In addition, we have not made provisions for potential product liability claims and we may not have adequate resources to satisfy a judgment if a successful claim is brought against us. Moreover, the successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments and incur substantial legal expenses. Even if a product liability claim is not successfully pursued to judgment by a claimant, we may still incur substantial legal expenses defending against such a claim.
If PV technology is not suitable for widespread adoption, or sufficient demand for PV products does not develop or takes longer to develop than we anticipated, our sales may not continue to increase or may even decline, and our revenue and profitability would be reduced.

     The PV market is at a relatively early stage of development and the extent to which PV products will be widely adopted is uncertain. Furthermore, market data in the PV industry are not as readily available as those in other more established industries, where trends can be assessed more reliably from data gathered over a longer period of time. If PV technology, in particular the type of PV technology that we have adopted, proves unsuitable for widespread adoption or if demand for PV products fails to develop sufficiently, we may not be able to grow our business or generate sufficient revenue to sustain our profitability. In addition, demand for PV products in our targeted markets, including China, may not develop or may develop to a lesser extent than we anticipated. Many factors may affect the viability of widespread adoption of PV technology and demand for PV products, including:
•	cost-effectiveness of PV products compared to conventional and other non-solar energy sources and products;

•	performance and reliability of PV products compared to conventional and other non-solar energy sources and products;

•	availability of government subsidies and incentives to support the development of the PV industry or other energy resource industries;

•	success of other alternative energy generation technologies, such as fuel cells, wind power and biomass;

•	fluctuations in economic and market conditions that affect the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

•	capital expenditures by end users of PV products, which tend to decrease when the overall economy slows down; and

•	deregulation of the electric power industry and the broader energy industry.
Existing regulations and policies governing the electricity utility industry, as well as changes to these regulations and policies, may adversely affect demand for our products and materially reduce our revenue and profits.
     The electric utility industry is subject to extensive regulation, and the market for PV products, is heavily influenced by these regulations as well as the policies promulgated by electric utilities. These regulations and policies often affect electricity pricing and technical interconnection of end-user power generation. As the market for solar and other alternative energy sources continue to evolve, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in research and development of, solar and other alternative energy sources may be significantly affected by these regulations and policies, which could significantly reduce demand for our products and materially reduce our revenue and profits.
     Moreover, we expect that our PV products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters in various countries. We also have to comply with the requirements of individual localities and design equipment to comply with varying standards applicable in the jurisdictions where we conduct business. Any new government regulations or utility policies pertaining to our PV products may result in significant additional expenses to us, our distributors and end users and, as a result, could cause a significant reduction in demand for our PV products, as well as materially and adversely affect our financial condition and results of operations.

The reduction or elimination of government subsidies and economic incentives for on-grid solar energy applications could have a materially adverse effect on our business and prospects.
     We believe that the near-term growth of the market for “on-grid” applications, where solar energy is used to supplement a customer’s electricity purchased from the electric utility, depends in large part on the availability and size of government subsidies and economic incentives. As a portion of our sales is in the on-grid market, the reduction or elimination of government subsidies and economic incentives may hinder the growth of this market or result in increased price competition, which could decrease demand for our products and reduce our revenue.
     The cost of solar energy currently exceeds the cost of power furnished by the electric utility grid in many locations. As a result, federal, state and local governmental bodies in many countries, most notably Germany, Spain, Italy, the United States, Australia, Korea, France and the Czech Republic, have provided subsidies and economic incentives in the form of rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of PV products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. Certain of these government economic incentives are set to be reduced and may be reduced further, or eliminated. In particular, political changes in a particular country could result in significant reductions or eliminations of subsidies or economic incentives. Electric utility companies that have significant political lobbying powers may also seek changes in the relevant legislation in their markets that may adversely affect the development and commercial acceptance of solar energy. The reduction or elimination of government subsidies and economic incentives for on-grid solar energy applications, especially those in our target markets, could cause demand for our products and our revenue to decline, and have a material adverse effect on our business, financial condition, results of operations and prospects.
The lack or inaccessibility of financing for off-grid solar energy applications could cause our sales to decline.
     Our products are used for “off-grid” solar energy applications in developed and developing countries, where solar energy is provided to end users independent of an electricity transmission grid. In some countries, government agencies and the private sector have, from time to time, provided subsidies or financing on preferred terms for rural electrification programs. We believe that the availability of financing could have a significant effect on the level of sales of off-grid solar energy applications, particularly in developing countries where users may not have sufficient resources or credit to otherwise acquire PV systems. If existing financing programs for off-grid solar energy applications are eliminated or if financing becomes inaccessible, the growth of the market for off-grid solar energy applications may be materially and adversely affected, which could cause our sales to decline. In addition, rising interest rates could render existing financings more expensive, as well as serve as an obstacle for potential financings that would otherwise spur the growth of the PV industry.
Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.
     We rely primarily on patents, trademarks, trade secrets, copyrights and other contractual restrictions to protect our intellectual property. Nevertheless, these afford only limited protection and the actions we take to protect our intellectual property rights may not be adequate. In particular, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition and results of operations. Policing unauthorized use of our proprietary technologies can be difficult and expensive. In addition, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. We also cannot assure you that the outcome of any such litigation would be in our favor. Furthermore, any such litigation may be costly and may divert management attention as well as expend our other resources away from our business.

An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.
     Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in the PRC laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries.
We may be exposed to infringement or misappropriation claims by third parties, particularly in jurisdictions outside China which, if determined adversely against us, could disrupt our business and subject us to significant liability to third parties, as well as have a material adverse effect on our financial condition and results of operations.
     Our success depends, in large part, on our ability to use and develop our technologies and know-how without infringing the intellectual property rights of third parties. As we continue to market and sell our products internationally, and as litigation becomes more common in the PRC, we face a higher risk of being the subject of claims for intellectual property infringement, as well as having indemnification relating to other parties’ proprietary rights held to be invalid. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products in the European Union, the PRC or other countries. The validity and scope of claims relating to PV technology patents involve complex, scientific, legal and factual questions and analysis and, therefore, may be highly uncertain. In addition, the defense of intellectual property claims, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming, and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceeding to which we may become a party could cause us to:
•	pay damage awards;

•	seek licenses from third parties;

•	pay ongoing royalties;

•	redesign our products; or

•	be restricted by injunctions,
each of which could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our products, which could have a material adverse effect on our financial condition and results of operations.
We may not be able to obtain sufficient patent protection on the technologies embodied in the PV products we currently manufacture and sell, which could reduce our competitiveness and increase our expenses.
     Although we rely primarily on trade secret laws and contractual restrictions to protect the technologies in the PV cells and PV modules we currently manufacture and sell, our success and ability to compete in the future may also depend to a significant degree on obtaining patent protection for our proprietary technologies. As of June 10, 2009, we had nine issued patents and five pending patent applications in the PRC. We do not have, and have not applied for, any patents for our proprietary technologies outside the PRC. As the protections afforded by our patents are effective only in the PRC, our competitors and other companies may independently develop substantially equivalent technologies or otherwise gain access to our proprietary technologies, and obtain patents for such technologies in other jurisdictions, including the countries in which we sell our products. Moreover, our patent applications in the PRC may not result in issued patents, and even if they do result in issued patents, the patents may not have claims of the scope we seek. In addition, any issued patents may be challenged, invalidated or declared unenforceable. As a result, our present and future patents may provide only limited protection for our technologies, and may not be sufficient to provide competitive advantages to us.
We depend on our key personnel, and our business and growth may be severely disrupted if we lose their services.
     Our future success depends substantially on the continued services of some of our directors and key executives. In particular, we are highly dependent upon our directors and officers, including Mr. Yonghua Lu, chairman of our board of directors. Mr. Hanfei Wang, our former director and chief operating officer, died on July 14, 2008. If we lose the services of one or more of our current directors and executive officers, we may not be able to replace them readily, if at all, with suitable or qualified candidates, and may incur additional expenses to recruit and retain new directors and officers, particularly those with a significant mix of both international and China-based PV industry experience similar to our current directors and officers, which could severely disrupt our business and growth. In addition, if any of our directors or executives joins a competitor or forms a competing company, we may lose some of our customers. Each of these directors and executive officers has entered into an employment agreement with us, which contains confidentiality and non-competition provisions. However, if any disputes arise between these directors or executive officers and us, it is not clear, in light of uncertainties associated with the PRC legal system, the extent to which any of these agreements could be enforced in China, where all of these directors and executive officers reside and hold some of their assets. See “— Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could have a material adverse effect on us.” Furthermore, as we expect to continue to expand our operations and develop new products, we will need to continue attracting and retaining experienced management and key research and development personnel.
     Competition for personnel in the PV industry in China is intense, and the availability of suitable and qualified candidates is limited. In particular, we compete to attract and retain qualified research and development personnel with other PV technology companies, universities and research institutions. Competition for these individuals could cause us to offer higher compensation and other benefits in order to attract and retain them, which could have a material adverse effect on our financial condition and results of operations. We may also be unable to attract or retain the personnel necessary to achieve our business objectives, and any failure in this regard could severely disrupt our business and growth.
Our recent changes in chief financial officer and chief executive officer may have an adverse effect on the overall operations of our company and the functioning of our financial controls and reporting.
     Ms. Amy Jing Liu, our former chief financial officer, left our company at the end of March 2009. We appointed Mr. Terry McCarthy, former chairman of our audit committee, to fill that role on an interim basis until a new chief financial officer can be appointed.
     Mr. Henricus Johannes Petrus Hoskens has resigned as chief executive officer, effective as of June 30, 2009. Our management committee, including Mr. Yonghua Lu, chairman of our board of directors, John Breckenridge, a managing director of Good Energies II LP, and Ping Peter Xie, our president, will actively oversee our day-to-day business activities and our strategic direction until a new chief executive officer can be appointed.

     When our new chief financial officer and chief executive officer are appointed, the transition period for our new chief financial officer and chief executive officer may not be smooth and there may be an adverse effect on our overall operations and the functioning of our financial controls and reporting as a result of these changes in management.
Any failure to achieve and maintain effective internal controls could have a material adverse effect on our business, results of operations and the market price of our ADSs.
     The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on the effectiveness of the company’s internal controls over financial reporting.
     Our management and independent registered public accounting firm have concluded that our internal controls as of December 31, 2008 were effective. However, we cannot assure you that in the future our management or our independent registered public accounting firm will not identify material weakness during the Section 404 of the Sarbanes-Oxley Act audit process or for other reasons. In addition, because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. As a result, if we fail to maintain effective internal controls over financial reporting or should we be unable to prevent or detect material misstatements due to error or fraud on a timely basis, investors could lose confidence in the reliability of our financial statements, which in turn could harm our business, results of operations and negatively impact the market price of our ADSs, and harm our reputation. Furthermore, we have incurred and expected to continue to incur considerable costs and to use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.
We have limited insurance coverage and may incur losses resulting from product liability claims or business interruptions.
     We are subject to risk of explosion and fires, as highly flammable gases, such as silane and nitrogen gas, are generated in our manufacturing processes. While we have not experienced to date any explosion or fire, the risks associated with these gases cannot be completely eliminated. In addition, a natural disaster such as floods or earthquakes, or other unanticipated catastrophic events, including power interruption, telecommunications failures, equipment failures, explosions, fires, break-ins, terrorist attacks or acts or wars, could significantly disrupt our ability to manufacture our products and to operate our business. If any of our production facilities or material equipment were to experience any significant damage or downtime, we might be unable to meet our production targets and our business could suffer. As the insurance industry in China is still in an early stage of development, business interruption insurance available in China offers limited coverage compared to that offered in many other countries. Although we have obtained business interruption insurance, any business disruption or natural disaster could result in substantial costs and diversion of resources.
     We are also exposed to risks associated with product liability claims in the event that the use of the PV products we sell results in injury. Due to limited historical experience, we are unable to predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we only have limited product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments, which could materially and adversely affect our business, financial condition and results of operations.

Any environmental claims or failure to comply with any present or future environmental regulations may require us to spend additional funds and may materially and adversely affect our financial condition and results of operations.
     We are subject to a variety of laws and regulations relating to the use, storage, discharge and disposal of chemical by-products of, and water used in, our manufacturing operations and research and development activities, including toxic, volatile and otherwise hazardous chemicals and wastes. We are in compliance with current environmental regulations to conduct our business as it is presently conducted. Although we have not suffered material environmental claims in the past, the failure to comply with any present or future regulations could result in the assessment of damages or imposition of fines against us, suspension of production or a cessation of our operations. New regulations could also require us to acquire costly equipment or to incur other significant expenses. Any failure by us to control the use of, or to adequately restrict the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspension of our business, as well as our financial condition and results of operations.
     The use of certain hazardous substances, such as lead, in various products is also coming under increasingly stringent governmental regulation. Increased environmental regulation in this area could adversely impact the manufacture and sale of solar modules that contain lead and could require us to make unanticipated environmental expenditures. For example, the European Union Directive 2002/96/EC on Waste Electrical and Electronic Equipment, or the WEEE Directive, requires manufacturers of certain electrical and electronic equipment to be financially responsible for the collection, recycling, treatment and disposal of specified products placed on the market in the European Union. In addition, European Union Directive 2002/95/EC on the Restriction of the use of Hazardous Substances in electrical and electronic equipment, or the RoHS Directive, restricts the use of certain hazardous substances, including lead, in specified products. Other jurisdictions are considering adopting similar legislation. Currently, we are not required under the WEEE or RoHS Directives to collect, recycle or dispose any of our products. However, the Directives allow for future amendments subjecting additional products to the Directives’ requirements. If, in the future, our solar modules become subject to such requirements, we may be required to apply for an exemption. If we were unable to obtain an exemption, we would be required to redesign our solar modules in order to continue to offer them for sale within the European Union, which would be impractical. Failure to comply with the Directives could result in the imposition of fines and penalties, the inability to sell our solar modules in the European Union, competitive disadvantages and loss of net sales, all of which could have a material adverse effect on our business, financial condition and results of operations.
Our business benefits from certain PRC government incentives. Expiration of, or changes to, these incentives could have a material adverse effect on our results of operations.
     On March 16, 2007, the PRC government promulgated the Law of the People’s Republic of China on the Enterprise Income Tax, or the EIT, which took effect on January 1, 2008. Under the EIT, domestically owned enterprises and foreign-invested enterprises, or FIEs, are subject to a uniform tax rate of 25%. While the EIT equalizes the tax rates for FIEs and domestically owned enterprises, preferential tax treatment continues to be granted to companies in certain encouraged sectors, and entities classified as “high and new technology enterprises” are entitled to a 15% enterprise income tax rate, whether domestically owned enterprises or FIEs. The EIT also provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the EIT and which were entitled to a preferential lower tax rate or tax holiday under the then effective tax laws or regulations. The tax rate of such enterprises will transition to the uniform tax rate within a five-year transition period and the tax holiday, which has been enjoyed by such enterprises before the effective date of the EIT, may continue to be enjoyed until the end of the holiday. Linyang China, our wholly owned operating subsidiary in China, was approved to be qualified as a “high and new technology enterprise” on October 21, 2008. The “high and new technology enterprise” status will be valid for a period of three years from the date of issuance of the certificate. If there are significant changes in the business operations, manufacturing technologies or other criteria that cause the enterprise to no longer meet the criteria as a “high and new technology enterprise,” such status will be terminated from the year of such change. If Linyang China fails to qualify as a “high and new technology enterprise” in future periods, our income tax expenses would increase, which could have a material and adverse effect on our net income and results of operations.
     In accordance with the former PRC Income Tax Law for Enterprises with Foreign Investment and Foreign Enterprises, or the FIE Tax Law, the EIT and the related implementing rules, Linyang China was exempted from enterprise income tax in 2005 and 2006, was taxed at a reduced rate of 12% in 2007 and 12.5% in 2008, is being taxed at a reduced rate of 12.5% in 2009, and will be taxed at a rate of 15% in 2010. From 2005 until the end of 2009, Linyang China is also exempted from the 3% local income tax. Furthermore, Linyang China was entitled to a two-year income tax exemption for 2006 and 2007 and is entitled to a reduced tax rate of 12.5% for the following three years on income generated from additional investment in the production capacity of Linyang China resulting from the funds we received through the issuances of our series A convertible preference shares in June and August 2006.
     Any reduction or elimination of the preferential tax treatments currently enjoyed by us may significantly increase our income tax expenses and materially reduce our net income, which could have a material adverse effect on our financial condition and results of operations.
Under the EIT, we may be classified as a “Resident Enterprise” of the PRC. Such classification would likely result in negative tax consequences to us and could result in negative tax consequences to our non-PRC shareholders and ADS holders.
     Under the EIT, enterprises established under the laws of non-PRC jurisdictions but whose “de facto management body” is located in the PRC are considered “resident enterprises” for PRC tax purposes and are subject to the EIT. According to the Implementation Regulations for the EIT of the PRC issued by the State Council on December 6, 2007, de facto management body is defined as an establishment that exerts substantial and comprehensive management and control over the business operations, staff, accounting, assets and other aspects of the enterprise. Since substantially all of our management is currently based in the PRC, and may remain in the PRC in the foreseeable future, it is likely that we will be regarded as a “resident enterprise” on a strict application of the EIT and its Implementation Regulations. As of December 31, 2008 and June 30, 2009, we recorded unrecognized tax benefits of approximately RMB27.4 million and RMB28.2 million (US$4.1 million), respectively, because based on our judgment, we may be deemed as a PRC tax resident pursuant to the EIT. If we are treated as a “resident enterprise” for PRC tax purposes, we will be subject to PRC income tax on our worldwide income at a uniform tax rate of 25%, excluding the dividend income we receive from our PRC subsidiaries, which would have a material adverse effect on our financial condition and results of operation.
     In addition, although the EIT provides that dividend income payments between qualified “resident enterprises” are exempted from the 10% withholding tax, it is still not free of doubt whether we will be considered to be a qualified “resident enterprise” under the EIT. If we are considered a “non-resident enterprise,” dividends paid to us by our subsidiaries in the PRC (through our holding company structure) may be subject to the 10% withholding tax. If we are deemed by the PRC tax authorities as a “resident enterprise” and declare dividends, under the existing implementation rules of the EIT, dividends paid by us to our ultimate shareholders, which are “non- resident enterprises” and do not have an establishment or place of business in the PRC, or which have such an establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, might be subject to PRC withholding tax at 10% or a lower treaty rate.
     Similarly, any gain realized on the transfer of ADSs or shares by non-PRC investors, which are “non-resident enterprises,” is also subject to PRC withholding income tax at 10% or a lower treaty rate if such gain is regarded as income derived from sources within the PRC.

     According to the Law of the People’s Republic of China on the Individual Income Tax, or the IIT, as amended, PRC income tax at the rate of 20% is applicable to dividends payable to individual investors if such dividends are regarded as income derived from sources within the PRC. Similarly, any gain realized on the transfer of ADSs or ordinary shares by individual investors is also subject to PRC tax at 20% if such gain is regarded as income derived from sources within the PRC. If we are deemed by the PRC tax authorities as a “resident enterprise,” the dividends we pay to our individual investors with respect to our ordinary shares or ADSs, or the gain the individual investors may realize from the transfer of our ordinary shares or ADSs, might be treated as income derived from sources within the PRC and be subject to PRC tax at 20% or a lower treaty rate.
Fluctuations in exchange rates could adversely affect our business as well as result in foreign currency exchange losses.
     Our financial statements are expressed in, and our functional currency is Renminbi. The change in value of the Renminbi against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in a more than 17.5% appreciation of the Renminbi against the U.S. dollar. The PRC government may decide to adopt an even more flexible currency policy in the future, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. An appreciation of the Renminbi relative to other foreign currencies could decrease the per unit revenue generated from our international sales. If we increased our pricing to compensate for the reduced purchasing power of foreign currencies, we may decrease the market competitiveness, on a price basis, of our products. This could result in a decrease in our international sales and materially and adversely affect our business.
     A substantial portion of our sales is denominated in U.S. dollars and Euros, while a substantial portion of our costs and expenses is denominated in Renminbi. As a result, the revaluation of the Renminbi in July 2005 has increased, and further revaluations could further increase, our costs. The value of, and any dividends payable on, our ADSs in foreign currency terms will also be affected. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, an appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.
     Fluctuations in exchange rates, particularly among the U.S. dollar, Renminbi and Euro, also affect our gross and net profit margins and could result in fluctuations in foreign exchange and operating gains and losses. We incurred net foreign currency losses of RMB4.3 million, RMB25.6 million, RMB35.2 million and RMB17.3 million (US$2.5 million) in 2006, 2007 and 2008 and the six months ended June 30, 2009, respectively. We cannot predict the impact of future exchange rate fluctuations on our financial condition and results of operations, and we may incur net foreign currency losses in the future.
     While we started to enter into economic hedging transactions in 2008 to minimize the impact of short-term foreign currency fluctuations on our revenues that are denominated in a currency other than Renminbi, the effectiveness of these transactions may be limited and we may not be able to successfully hedge all of our exposure. Our estimates of future revenues that are denominated in foreign currencies may not be accurate, which could result in foreign exchange losses. Any default by the counterparties to these transactions could also adversely affect our financial condition and results of operations. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currencies.

Two of our existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.
     As of June 10, 2009, Mr. Yonghua Lu, chairman of our board of directors, and Good Energies II LP owned 14.33% and 32.71%, respectively, of our outstanding share capital. Mr. Lu and Good Energies II LP have substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our ADSs. In addition, without the consent of Mr. Lu and Good Energies II LP, we could be prevented from entering into transactions that could be beneficial to us. Mr. Lu and Good Energies II LP may cause us to take actions that are opposed by other shareholders as their interests may differ from those of other shareholders.
Risks Related to Doing Business in China
Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.
     Substantially all of our operations are conducted in China and some of our sales are made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:
•	the amount of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange; and

•	the allocation of resources.
     While the PRC economy has grown significantly since the late 1970s, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.
     The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the PRC government to slow the pace of growth of the PRC economy could result in decreased capital expenditure by solar energy users, which in turn could reduce demand for our products.
     Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of renewable energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business and prospects. In particular, the PRC government has, in recent years, promulgated certain laws and regulations and initiated certain government-sponsored programs to encourage the utilization of new forms of energy, including solar energy. We cannot assure you that the implementation of these laws, regulations and government programs will be beneficial to us. In particular, any adverse change in the PRC government’s policies towards the PV industry may have a material adverse effect on our operations as well as on our plans to expand our business into downstream system integration services.
Uncertainties with respect to the PRC legal system could have a material adverse effect on us.
     We conduct substantially all of our business through our operating subsidiary in the PRC, Linyang China, a Chinese wholly foreign-owned enterprise. Linyang China is generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.
Limitations on the ability of our operating subsidiary to pay dividends or other distributions to us could have a material adverse effect on our ability to conduct our business.
     We are a holding company and conduct substantially all of our business through our operating subsidiary, Linyang China, which is a limited liability company established in China. The payment of dividends by entities organized in China is subject to limitations. In particular, regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Linyang China is also required to set aside at least 10% of its annual after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reaches 50% of its registered capital. These reserves are not distributable as cash dividends. In addition, Linyang China is required to allocate a portion of its after-tax profit to its staff welfare and bonus fund at the discretion of its board of directors. Moreover, if Linyang China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.
Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.
     A portion of our revenue and a substantial portion of our expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, Linyang China may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE. However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside China that are denominated in foreign currencies.

     Foreign exchange transactions by Linyang China under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC governmental authorities, including SAFE. In particular, if Linyang China borrows foreign currency loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance Linyang China by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the National Development and Reform Commission, or the NDRC, the Ministry of Commerce or their respective local counterparts. These limitations could affect the ability of Linyang China to obtain foreign exchange through debt or equity financing.
PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to distribute profits to us, or otherwise materially and adversely affect us.
     SAFE issued a public notice in October 2005, or the SAFE notice, requiring PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising fund from overseas. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions. Our current beneficial owners who are PRC residents have registered with the local SAFE branch as required under the SAFE notice. The failure of these beneficial owners to amend their SAFE registrations in a timely manner pursuant to the SAFE notice or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such beneficial owners to fines and legal sanctions and may also result in a restriction on our PRC subsidiary’s ability to distribute profits to us or otherwise materially and adversely affect our business. In addition, the NDRC promulgated a rule in October 2004, or the NDRC Rule, which requires NDRC approvals for overseas investment projects made by PRC entities. The NDRC Rule also provides that approval procedures for overseas investment projects of PRC individuals shall be implemented with reference to this rule. However, there exist extensive uncertainties in terms of interpretation of the NDRC Rule with respect to its application to a PRC individual’s overseas investment, and in practice, we are not aware of any precedents that a PRC individual’s overseas investment has been approved by the NDRC or challenged by the NDRC based on the absence of NDRC approval. Our current beneficial owners who are PRC individuals did not apply for NDRC approval for investment in us. We cannot predict how and to what extent this will affect our business operations or future strategy. For example, the failure of our shareholders who are PRC individuals to comply with the NDRC Rule may subject these persons or our PRC subsidiary to certain liabilities under PRC laws, which could adversely affect our business.
New labor laws in the PRC may adversely affect our results of operations.
     On June 29, 2007, the PRC government promulgated the Labor Contract Law of the PRC, or the New Labor Contract Law, which became effective on January 1, 2008. The New Labor Contract Law imposes greater liabilities on employers and significantly impacts the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations to be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost effective manner, thus materially and adversely affecting our financial condition and results of operations.
We face risks related to health epidemics and other outbreaks.
     Adverse public health epidemics or pandemics could disrupt business and the economics of the PRC and other countries where we do business. From December 2002 to June 2003, China and other countries experienced an outbreak of a highly contagious form of atypical pneumonia now known as severe acute respiratory syndrome, or SARS. Some Asian countries, including China, encountered incidents of the H5N1 strain of bird flu, or avian flu in 2007 and early 2008. From April 2009, there have been outbreaks of swine flu, caused by H1N1 virus, in certain regions of the world, including China. Any future outbreak of SARS, avian flu, swine flu or other similar adverse public developments may, among other things, significantly disrupt our business, including limiting our ability to travel or ship our products within or outside China and forcing us to temporary close our manufacturing facilities. Furthermore, an outbreak may severely restrict the level of economic activity in affected areas, which may in turn materially and adversely affect our financial condition and results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of swine flu, avian flu, SARS or any other epidemic.
Risks Related to Our ADSs
The market price of our ADSs may be volatile.
     The market price of our ADSs experienced, and may continue to experience, significant volatility. For the period from December 20, 2006 to September 16, 2009, the closing price of our ADSs on the Nasdaq Global Market has ranged from a low of US$2.30 per ADS to a high of US$37.64 per ADS.
     Numerous factors, including many over which we have no control, may have a significant impact on the market price of our ADSs, including, among other things:
•	announcements of technological or competitive developments;

•	regulatory developments in our target markets affecting us, our customers or our competitors;

•	announcements regarding patent litigation or the issuance of patents to us or our competitors;

•	announcements of studies and reports relating to the conversion efficiencies of our products or those of our competitors;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in financial estimates or other material comments by securities analysts relating to us, our competitors or our industry in general;

•	announcements by other companies in our industry relating to their operations, strategic initiatives, financial condition or financial performance or to our industry in general;

•	announcements of acquisitions or consolidations involving industry competitors or industry suppliers;

•	changes in the economic performance or market valuations of other PV technology companies;

•	addition or departure of our executive officers and key research personnel; and

•	sales or perceived sales of additional ordinary shares or ADSs.
     In addition, the stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our ADSs, regardless of our operating performance.
Future issuances of ordinary shares, ADSs or equity-related securities may depress the trading price of our ADSs.
     Any issuance of equity securities after this offering could dilute the interests of our existing shareholders and could substantially decrease the trading price of our ADSs. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions), to adjust our ratio of debt to equity and to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons.
     Sales of a substantial number of ADSs or other equity-related securities in the public market could depress the market price of our ADSs, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our ADSs or other equity-related securities would have on the market price of our ADSs. In addition, the price of our ADSs could be affected by possible sales of our ADSs by investors who view the convertible notes as a more attractive means of obtaining equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our convertible notes.
Our articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and ADSs.
     Our articles of association limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares, in the form of ADS or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ADSs may fall and the voting and other rights of the holders of our ordinary shares and ADSs may be materially and adversely affected.
Holders of ADSs have fewer rights than shareholders and must act through the depositary to exercise those rights.
     Holders of ADSs do not have the same rights of our shareholders and may only exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement. Under our amended and restated articles of association, the minimum notice period required to convene a general meeting is 14 days. When a general meeting is convened, ADS holders may not receive sufficient notice of a shareholders’ meeting to permit such holders to withdraw their ordinary shares to allow them to cast their vote with respect to any specific matter. If requested in writing by us, the depositary will mail a notice of such a meeting to ADS holders. In addition, the depositary and its agents may not be able to send voting instructions to ADS holders or carry out ADS holders’ voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to ADS holders in a timely manner, but you may not receive the voting materials in time to ensure that you can instruct the depositary to vote the ADSs in a timely manner. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, you may not be able to exercise your right to vote and you may lack recourse if the ADSs are not voted as you requested. In addition, in your capacity as an ADS holder, you will not be able to call a shareholder meeting.
You may be subject to limitations on transfers of your ADSs.
     Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deem it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.
Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings and you may not receive cash dividends if it is impractical to make them available to you.
     We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to ADS holders in the United States unless we register the rights and the securities to which the rights relate under the Securities Act of 1933, as amended, or the Securities Act, or an exemption from the registration requirements is available. Also, under the deposit agreement, the depositary will not make rights available to ADS holders unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act, or exempted from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, in the event we conduct any rights offering in the future, the depositary may not make such rights available to holders of ADSs or may dispose of such rights and make the net proceeds available to such holders. As a result, ADS holders may be unable to participate in our rights offerings and may experience dilution in their holdings.
     In addition, the depositary of our ADSs has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent. However, the depositary may, at its discretion, decide that it is inequitable or impractical to make a distribution available to any holders of ADSs. As a result, the depositary may decide not to make the distribution and ADS holders will not receive such distribution.
We are a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than that under U.S. law, ADS holders may have less protection for their shareholder rights than such holders would under U.S. law.
     Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Cayman Islands Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as that from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.
     In addition, most of our directors and officers are nationals and residents of countries other than the United States. Substantially all of our assets and a substantial portion of the assets of these persons are located outside the United States.
     The Cayman Islands courts are also unlikely:
•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

•	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.
     There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.
     As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as shareholders of a U.S. public company.
You may have difficulty enforcing judgments obtained against us.
     We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in the PRC. In addition, most of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether such Cayman Islands or PRC courts would be competent to hear original actions brought in the Cayman Islands or the PRC against us or such persons predicated upon the securities laws of the United States or any state. See “Enforceability of Civil Liabilities” in the accompanying prospectus.

USE OF PROCEEDS
     We intend to use the proceeds of this offering for capital expenditures, working capital and partial repayment of our existing bank loans.

PRICE RANGE OF OUR AMERICAN DEPOSITARY SHARES
     For the period from December 20, 2006 to September 16, 2009, the closing price of our ADSs on the Nasdaq Global Market ranged from US$2.30 to US$37.64 per ADS.
     Set forth below, for the applicable periods indicated, are the high and low closing prices per ADS as reported by the Nasdaq Global Market.

	High	Low
	US$	US$
2006 (from December 20)	12.14	9.96
2007
Quarterly Highs and Lows
First Quarter 2007	16.45	10.29
Second Quarter 2007	17.68	8.28
Third Quarter 2007	14.64	9.10
Fourth Quarter 2007	35.96	10.26
2008
Quarterly Highs and Lows
First Quarter 2008	37.64	8.97
Second Quarter 2008	26.50	12.31
Third Quarter 2008	19.99	10.20
Fourth Quarter 2008	11.57	2.68
2009
Monthly Highs and Lows
January 2009	6.12	4.55
February 2009	5.07	2.84
March 2009	5.06	2.30
April 2009	4.73	3.71
May 2009	7.48	4.17
June 2009	8.48	6.06
July 2009	7.50	5.22
August 2009	7.98	5.14
September 2009 (through September 16)	6.23	4.79
     On September 16, 2009, the last reported closing sale price of our ADSs on the Nasdaq Global Market was US$6.20 per ADS.

DIVIDEND POLICY
     We made a one-time cash dividend payment in the aggregate amount of RMB7.2 million (US$0.9 million) to holders of the series A convertible preference shares on December 31, 2006. Except for the forgoing, we have never declared or paid any cash dividends, nor do we have any present plan to pay any cash dividends on our share capital in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
     Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our shareholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends, we will pay our ADS holders to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Description of American Depositary Shares” in the accompanying prospectus. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.
     We rely on dividends paid by Linyang China for our cash needs, including the funds necessary to pay dividends to our shareholders. The payment of dividends by Linyang China is subject to limitations. See “Risk Factors — Risks Related to Doing Business in China — Limitations on the ability of our operating subsidiary to pay dividends or other distributions to us could have a material adverse effect on our ability to conduct our business.”

CAPITALIZATION
     You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 20-F for the year ended December 31, 2008 and our consolidated financial information as of and for the three months ended March 31, 2009 and June 30, 2009 contained in our current reports on Form 6-K/A submitted to the SEC on August 18, 2009 and Form 6-K submitted to the SEC on August 19, 2009, respectively, which are incorporated by reference herein.
     The following table sets forth our capitalization as of June 30, 2009:
•	on an actual basis; and
•	on an adjusted basis giving effect to our issuance and sale of ADSs with an aggregate sale price of US$30.0 million, after deducting commissions and estimated offering expenses.

	As of June 30, 2009
	Actual	Actual(1)	As Adjusted(2)	As Adjusted(1)(2)
	(RMB)	(US$)	(RMB)	(US$)
	(in thousands)
Shareholders’ equity
Ordinary shares, US$0.0001 par value, 500,000,000 shares authorized; 269,066,744(3) shares issued and outstanding; and 293,260,289 shares issued and outstanding on an as adjusted basis	214	32	231	34
Additional paid-in capital	2,164,186	316,854	2,359,170	345,403
Statutory reserve	49,589	7,260	49,589	7,260
Retained earnings	282,797	41,404	282,797	41,404
Total shareholders’ equity	2,496,786	365,550	2,691,786	394,101
Total capitalization	2,496,786	365,550	2,691,786	394,101

(1)	The translations of RMB into U.S. dollars are based on the exchange rate on June 30, 2009 as set forth in the H.10 statistical release of the Federal Reserve Board, which was RMB6.8302 to US$1.00.

(2)	Assumes a sale price of US$6.20 per ADS, which was the last reported closing price of our ADS on September 16, 2009 and that all shares will be sold in “at-the-market” offering.

(3)	The number of shares issued and outstanding as stated within “Shareholders’ equity” excludes the following: a) 9,019,611 ADSs which were issued to facilitate our convertible notes offering and such ADSs have been classified outside of shareholders’ equity for accounting purposes; and b) 2,200,000 ordinary shares which have been reserved by our company to allow for the participation in the ADSs program by our employees pursuant to our share option plan, from time to time.
     As of the date of this prospectus supplement, there has been no material change to our capitalization as set forth above.

DESCRIPTION OF SHARE CAPITAL
     We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Law (2009 Revision) of the Cayman Islands, which is referred to as the Companies Law below.
     As of June 30, 2009, our authorized share capital consisted of 500,000,000 ordinary shares, with a par value of US$0.0001 each.
     The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.
Description of Ordinary Shares
General
     All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.
Dividends
     The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law. Under our amended and restated memorandum and articles of association, all dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our exclusive benefit until claimed, and we will not be deemed a trustee in respect of such dividend or be required to account for any money earned thereon. All dividends unclaimed for six years after having been declared may be forfeited by our board of directors and thereon will revert to us.
Voting Rights
     The holder of each ordinary share is entitled to one vote for each ordinary share held by such holder on all matters upon which the ordinary shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any other shareholder or shareholders present in person or by proxy and holding at least 10% in par value of the shares giving a right to attend and vote at the meeting.
     A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy or, if a corporation or other non-natural person, by its duly authorized representative holding not less than one-third of the outstanding voting shares in our company. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in the aggregate 10% or more of our voting share capital. Advance notice of at least 20 (but not more than 60) days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting calling for the passing of a resolution requiring two-thirds of shareholder votes, and advance notice of at least 14 (but not more than 60) days is required for the convening of other general shareholder meetings.
     An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the ordinary shares. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Transfer of Ordinary Shares
     Subject to the restrictions of our amended and restated memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
     Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

•	the ordinary shares transferred are free of any lien in favor of us;

•	any fee related to the transfer has been paid to us; and

•	the transfer to be registered is not to an infant or a person suffering from mental disorder.
     If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
     The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 45 days in any year.
Liquidation
     On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
     Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption of Ordinary Shares

     Subject to the provisions of the Companies Law and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by special resolution.
Variations of Rights of Shares
     If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied either with the consent in writing of the holders of three-fourths of the issued shares of that class or by a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares. The rights of holders of ordinary shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights which may be affected by the directors as provided in the articles of association without any vote or consent of the holders of ordinary shares.
     General Meetings of Shareholders
     The directors may, and shall on the requisition of shareholders holding at least 10% in par value of the capital of our company carrying voting rights at general meetings, proceed to convene a general meeting of such shareholders. If the directors do not within 21 days from the deposit of the requisition duly proceed to convene a general meeting, which will be held within a further period of 21 days, the requisitioning shareholders, or any of them holding more than 50% of the total voting rights of all of the requisitioning shareholders, may themselves convene a general meeting. Any such general meeting must be convened within three months after the expiration of such 21-day period.
Inspection of Books and Records
     Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information About Us.”
Changes in Capital
     We may from time to time by ordinary resolution:
•	increase the share capital by such sum, to be divided into shares of such classes and amounts, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	sub-divide our existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

     We may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by law.
Exempted Company
     We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value, negotiable or bearer shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.
     “Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We intend to comply with the Nasdaq Rules in lieu of following home country practice. The Nasdaq Rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our amended and restated articles of association allow directors or shareholders to call special shareholder meetings pursuant to the procedures set forth in the articles.
Differences in Corporate Law
     The Companies Law is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware and their shareholders.
Mergers and Similar Arrangements
     The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation (a “Plan”), which must then be authorized by either (a) a special resolution of the shareholders of each constituent company voting together as one class if the shares to be issued to each shareholder in the consolidated or surviving company will have the same rights and economic value as the shares held in the relevant constituent company or (b) a shareholder resolution of each constituent company passed by a majority in number representing 75% in value of the shareholders voting together as one class. The Plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•	the statutory provisions as to the due majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such that a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.
     When a take over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.
     If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits
     The Cayman Islands courts can be expected to follow English case law precedents. The common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the Company to challenge (a) an act which is ultra vires the Company or illegal, (b) an act which constitutes a fraud against the minority where the wrongdoers are themselves in control of the Company, and (c) an action which requires a resolution with a qualified (or special) majority which has not been obtained) have been applied and followed by the courts in the Cayman Islands.
Indemnification of Directors and Executive Officers and Limitation of Liability

     Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from willful or gross negligence, or unlawful conduct of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.
Anti-Takeover Provisions in the Amended and Restated Memorandum and Articles of Association
     Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.
     However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.
Directors’ Fiduciary Duties
     Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
     As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent
     Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals
     Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
     Cayman Islands law and our amended and restated articles of association allow our shareholders holding not less than 10% of the paid-up voting share capital of the company to requisition a shareholders’ meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our amended and restated articles of association require us to call such meetings if required by the Companies Law, other applicable law, rules or regulations or the Nasdaq Rules.
Cumulative Voting
     Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
     Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed by ordinary resolution of the shareholders or all directors (other than the one who is removed) passing a resolution or signing a notice effecting the removal of such a director from his office.
Transactions with Interested Shareholders
     The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
     Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up
     Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Law of the Cayman Islands and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by the passing of a special resolution.
Variation of Rights of Shares
     Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of the holders of 75% of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.
Amendment of Governing Documents
     Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may only be amended by the passing of a special resolution.
Rights of Non-Resident or Foreign Shareholders
     There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
Directors’ Power to Issue Shares

     Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions. However, if any issue of shares (including any issue of ordinary shares or any shares with preferred, deferred, qualified or other special rights or restrictions) is proposed and such shares proposed to be issued are at least 20% by par value of the par value of all then issued shares, then the prior approval by ordinary resolution of the holders of the ordinary shares, voting together as one class, will be required. These provisions could have the effect of discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.
Ordinary Shares
     In June 2006, as part of our corporate restructuring, we issued a total of 100,350,000 ordinary shares. These ordinary shares were issued to Yonghua Solar Power Investment Holding Ltd., WHF Investment Co., Ltd., YongGuan Solar Power Investment Holding Ltd., Yongfa Solar Power Investment Holding Ltd., Yongliang Solar Power Investment Holding Ltd., Yongqiang Solar Power Investment Holding Ltd., YongXing Solar Power Investment Holding Ltd. and Forever-brightness Investments Limited.
     In June and August 2006, we issued in a private placement an aggregate of 79,644,754 series A convertible preference shares to Citigroup Venture Capital International Growth Partnership, L.P., Citigroup Venture Capital International Co-Investment, L.P., Hony Capital II L.P., LC Fund III L.P., Good Energies Investments (Jersey) Limited and two individual investors at an average purchase price of approximately US$0.67 per share for aggregate proceeds, before deduction of transaction expenses, of US$53 million. All of these 79,644,754 series A convertible preference shares were converted to ordinary shares of our company upon the completion of our initial public offering.
     We completed our initial public offering of 60,000,000 ordinary shares, in the form of ADSs, at US$12.50 per ADS on December 26, 2006, after our ordinary shares and American Depositary Receipts were registered under the Securities Act.
     On January 29, 2008, we closed an offering of US$172.5 million 3.50% convertible senior notes due 2018 to qualified institutional buyers pursuant to Rule 144A under the Securities Act and received net proceeds of US$167.9 million. Holders may convert the notes into our ADSs. Concurrently with this note offering, we closed an offering of 9,019,611 ADSs, representing 45,098,055 ordinary shares, to facilitate the note offering. We did not receive any proceeds, other than the par value of the ADSs, from such offering of ADSs.
     From July 17, 2008 to August 12, 2008, we issued and sold 5,421,093 ADSs with an aggregate sale price of US$73.9 million, of which we received net proceeds of US$71.8 million.
     Registration Rights
     Pursuant to the registration rights agreement dated June 27, 2006, we granted to the holders of our ordinary shares which were converted from our series A convertible preference shares certain registration rights, which primarily include:
•	Demand Registrations. Upon request of any of the non-individual holders of our ordinary shares which were converted from our series A convertible preference shares, we shall effect registration with respect to the registrable securities held by such holders on a form other than Form F-3 (or any comparable form for a registration for an offering in a jurisdiction other than the United States), provided we shall only be obligated to effect three such registrations.

•	Piggyback Registrations. The holders of our ordinary shares which were converted from our series A convertible preference shares and their permitted transferees are entitled to “piggyback” registration rights, whereby they may require us to register all or any part of the registrable securities that they hold at the time when we register any of our ordinary shares. All of such holders have waived their piggyback registration rights in this offering.

•	Registrations on Form F-3. We have granted the holders of our ordinary shares which were converted from our series A convertible preference shares and their permitted transferees of the registrable securities the right to an unlimited number of registrations under Form F-3 (or any comparable form for a registration in a jurisdiction other than the United States) to the extent we are eligible to use such form to offer securities.
Post-Initial Public Offering Lock-Up
     Pursuant to the registration rights agreement, each of the shareholders other than the holders of series A convertible preference shares has agreed, for a period of 12 months after completion of our initial public offering, not to sell, exchange, assign, pledge, charge, grant a security interest, make a hypothecation, gift or other encumbrance, or enter into any contract or any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other legal or beneficial interest in any ordinary shares, create any other claim or make any other transfer or disposition, whether voluntary or involuntary, affecting the right, title, interest or possession in, to or of such ordinary shares, unless otherwise approved by the non-individual holders of series A convertible preference shares in writing. This lock-up period expired on December 20, 2007. In addition, pursuant to the lock-up agreement dated June 20, 2006, Mr. Yonghua Lu, our chairman and chief executive officer, and Mr. Hanfei Wang, our chief operating officer, have agreed with us not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a lock-up period of three years after completion of this our initial public offering. Any amendment to the lock-up agreement requires unanimous written consent of all the individuals who were parties to the lock-up agreement. In 2007, the lock-up periods of Mr. Yonghua Lu and Mr. Hanfei Wang were reduced to one year and two years, respectively, under the first amendment to the lock-up agreement. As a result, Mr. Lu is no longer subject to any lock-up restrictions pursuant to the agreement dated June 20, 2006. However, pursuant to the second shareholders agreement entered into in connection with the share purchase by Good Energies on December 4, 2007, Yonghua Solar Power Investment Holding Ltd. may not, subject to certain limited exceptions, transfer any of our shares beneficially owned by it during the one-year period immediately following the date of such agreement, or transfer more than 50% of the number of our shares it held on December 27, 2007 during the second one-year period following the date of such agreement. On December 4, 2007, all the individuals who were parties to the lock-up agreement further agreed that the lock-up agreement should not apply to any share transfer made by a shareholder to Good Energies Investments (Jersey) Limited or its affiliates.

EXCHANGE RATE INFORMATION
     The following table sets forth information regarding the rates in Renminbi per U.S. dollar for the periods indicated.

	Renminbi per U.S. Dollar Rate(1)
	Period End	Average(2)	Low	High
2004	8.2765	8.2768	8.2764	8.2774
2005	8.0702	8.1826	8.0702	8.2765
2006	7.8041	7.9579	7.8041	8.0702
2007	7.2946	7.5806	7.2946	7.8127
2008	6.8225	6.9193	6.7800	7.2946
2009
January	6.8392	6.8360	6.8225	6.8403
February	6.8395	6.8363	6.8241	6.8470
March	6.8329	6.8360	6.8240	6.8438
April	6.8180	6.8304	6.8180	6.8361
May	6.8278	6.8235	6.8176	6.8326
June	6.8302	6.8334	6.8264	6.8371
July	6.8319	6.8317	6.8300	6.8342
August	6.8299	6.8322	6.8299	6.8349
September (through September 11)	6.8280	6.8290	6.8270	6.8303

(1)	For periods prior to January 1, 2009, the exchange rates reflect the noon buying rates as reported by the Federal Reserve Bank of New York. For periods after January 1, 2009, the exchange rates reflect the exchange rates as set forth in the H.10 statistical release of the Federal Reserve Board.

(2)	Annual averages are calculated from month-end rates. Monthly averages are calculated using the average of the daily rates during the relevant period.
     This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates. Unless otherwise stated, the translations of RMB into U.S. dollars have been made at the exchange rate as set forth on June 30, 2009 in the H.10 statistical release of the Federal Reserve Board, which was RMB6.8302 to US$1.00. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all. See “Risk Factors — Risks Related to Our Company and Our Industry — Fluctuations in exchange rates could adversely affect our business as well as result in foreign currency exchange losses” and “Risk Factors — Risks Related to Doing Business in China — Restrictions on currency exchange may limit our ability to receive and use our revenue effectively” for discussions of the effects of fluctuating exchange rates and currency control on the value of our ADSs. On September 11, 2009, the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board was RMB6.8280 to US$1.00.

SHARES ELIGIBLE FOR FUTURE SALE
     All of the ADSs sold in this offering and the ordinary shares they represent will be freely transferable by persons other than our “affiliates” without restriction in the United States or further registration under the Securities Act. Sales of substantial amounts of our ADSs in the public market could adversely affect prevailing market prices of our ADSs.
     The ordinary shares held by existing shareholders prior to, and those ordinary shares converted from our series A convertible preference shares upon the completion of, our initial public offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.
Rule 144
     In general, under Rule 144, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.
     In general, under Rule 144, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, a number of shares that does not exceed the greater of:
•	1% of the number of ordinary shares then outstanding, in the form of ADSs or otherwise; or

•	the average weekly trading volume of the ADSs representing our ordinary shares on the Nasdaq Global Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.
     Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.
Rule 701
     Beginning 90 days after the date of this prospectus, persons other than affiliates who purchased ordinary shares under a written compensatory plan or contract may be entitled to sell such shares in reliance on Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144, subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

TAXATION
     The following summary of the material Cayman Islands, PRC and United States federal tax consequences of an investment in our ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ADSs or ordinary shares, such as the tax consequences under U.S., state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder, our Cayman Islands counsel. To the extent the discussion relates to PRC tax law, it represents the opinion of Grandall Legal Group (Shanghai), our PRC counsel. To the extent that the discussion relates to matters of U.S. federal income tax law, it represents the opinion of Shearman & Sterling LLP, our special U.S. counsel.
Cayman Islands Taxation
     The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. No Cayman Islands stamp duty will be payable unless an instrument is executed in, brought to, or produced before a court of the Cayman Islands. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.
PRC Taxation
     Under the EIT, which took effect as of January 1, 2008, enterprises established under the laws of non-PRC jurisdictions but whose “de facto management body” is located in the PRC are considered “resident enterprises” for PRC tax purposes. The EIT does not define the term “de facto management.” However, the Implementation Regulations for the Enterprise Income Tax Law of the PRC issued by the State Council on December 6, 2007 defined de facto management body as an establishment that exerts substantial and comprehensive management and control over the business operations, staff, accounting, assets and other aspects of the enterprise. Since substantially all of our management is currently based in the PRC, and may remain in the PRC in the foreseeable future, it is likely that we will be regarded as a “resident enterprise” on a strict application of the EIT and its Implementation Regulations. If we are treated as a “resident enterprise” for PRC tax purposes, we will be subject to PRC income tax on our worldwide income at a uniform tax rate of 25%, excluding the dividend income we receive from our PRC subsidiaries which should have been subject to PRC income tax already.
     Moreover, the EIT provides that an income tax rate of 10% is normally applicable to dividends payable to non-PRC investors who are “non-resident enterprises,” to the extent such dividends are derived from sources within the PRC. We are a Cayman Islands holding company and substantially all of our income may be derived from dividends we receive from our operating subsidiaries located in the PRC (through our holding company structure). Thus, dividends paid to us by our subsidiaries in China may be subject to the 10% income tax if we are considered a “non-resident enterprise” under the EIT.
     Similarly, any gain realized on the transfer of ADSs or shares by non-PRC investors who are “non-resident enterprises,” is also subject to 10% PRC withholding income tax if such gain is regarded as income derived from sources within the PRC. If we are considered a “resident enterprise”, it is unclear whether the dividends we pay with respect to our ordinary shares or ADSs, or the gain you may realize from the transfer of our ordinary shares or ADSs, would be treated as income derived from sources within the PRC and subject to PRC tax.
     If we are deemed by the PRC tax authorities as a “resident enterprise” and declare dividends, under the existing implementation rules of the EIT, dividends paid by us to our ultimate shareholders, which are “non- resident enterprises” and do not have an establishment or place of business in the PRC, or which have an establishment or place of business in the PRC but the relevant income is not effectively connected with that establishment or place of business, might be subject to PRC withholding tax at 10% or a lower treaty rate.
     According to the IIT, PRC income tax at the rate of 20% is applicable to dividends payable to individual investors if such dividends are regarded as income derived from sources within the PRC. Similarly, any gain realized on the transfer of ADSs or shares by individual investors is also subject to PRC tax at 20% if such gain is regarded as income derived from sources within the PRC. If we are deemed by the PRC tax authorities as a “resident enterprise,” the dividends we pay to our individual investors with respect to our ordinary shares or ADSs, or the gain the individual investors may realize from the transfer of our ordinary shares or ADSs, might be treated as income derived from sources within the PRC and be subject to PRC tax at 20% or a lower treaty rate. Under the current double taxation treaty between the PRC and the United States, for beneficial owners of shares who are tax-resident in the United States who qualify for the benefits of the treaty, and whose ownership of the shares is not attributable to an establishment or place of business in the PRC, the applicable treaty rate on dividends is 10% (the “Treaty Rate”).
U.S. Federal Income Taxation
     The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (defined below) under present law of an investment in the ADSs or ordinary shares. This summary applies only to investors that hold the ADSs or ordinary shares as capital assets. This discussion is based on the tax laws of the United States as in effect on the date of this prospectus supplement and on U.S. Treasury regulations in effect or in some cases, proposed, as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.
     The following discussion does not deal with the tax consequences to any particular investor or to persons in special tax situations such as:
•	certain financial institutions;

•	insurance companies;

•	broker dealers;

•	U.S. expatriates;

•	traders that elect to mark-to-market;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding an ADS or ordinary share as part of a straddle, hedging, conversion or integrated transaction; or

•	persons that actually or constructively own 10% or more of our voting stock.
     PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL AND FOREIGN

TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ADSs OR ORDINARY SHARES.
     The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply if you are a beneficial owner of ADSs or ordinary shares and you are, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state in the United States or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) was in existence on August 20, 1996, was treated as a U.S. person under the U.S. Internal Revenue Code of 1986, as amended, on the previous day and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
     If you are a partner in a partnership or other entity taxable as a partnership for U.S. federal income tax purposes that holds ADSs or ordinary shares, your tax treatment generally will depend on your status and the activities of the partnership. If you are a partner or partnership holding ADSs or ordinary shares, you should consult your own tax advisors.
     The U.S. Treasury has expressed concerns that parties to whom ADSs are released before shares are delivered to the depositary (“pre-release”), or intermediaries in the chain of ownership between holders and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the claiming of foreign tax credits by U.S. Holders of ADSs. Such actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain non-corporate holders. Accordingly, the analysis of the creditability of any foreign taxes and the availability of the reduced tax rate for dividends received by certain non-corporate holders, each described below, could be affected by actions taken by parties to whom the ADSs are released.
     The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. If you hold ADSs, you should be treated as the holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Exchanges of ordinary shares for ADSs and ADSs for ordinary shares generally will not be subject to U.S. federal income tax.
Taxation of Dividends and Other Distributions on the ADSs or Ordinary Shares
     Subject to the passive foreign investment company rules discussed below, the gross amount of any distribution (including constructive dividends) to you with respect to the ADSs or ordinary shares generally will be included in your gross income as dividend income on the date of actual or constructive receipt by the depositary, in the case of ADSs, or by you, in the case of ordinary shares, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

     With respect to certain non-corporate U.S. Holders, including individual U.S. Holders, for taxable years beginning before January 1, 2011, dividends may constitute “qualified dividend income” and be taxed at the lower applicable capital gains rate, provided that (1) the ADSs or ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Internal Revenue Service authority, ordinary shares, or ADSs representing such shares, are considered for the purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Global Market, as our ADSs are. You should consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ADSs or ordinary shares.
     Dividends will constitute foreign source income for U.S. foreign tax credit limitation purposes. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the U.S. foreign tax credit limitation will in general be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the ADSs or ordinary shares will generally constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”
     Subject to certain conditions and limitations, PRC withholding taxes on dividends at a rate not exceeding the Treaty Rate may be treated as foreign taxes eligible for credit against your U.S. federal income tax. Holders should consult their own tax advisors regarding the creditability of any PRC tax.
     To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of your tax basis in your ADSs or ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, you should expect that any distribution we make will generally be treated as a dividend.
Taxation of Disposition of ADSs or Ordinary Shares
     Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of an ADS or ordinary share equal to the difference between the amount realized for the ADS or ordinary share and your tax basis in the ADS or ordinary share. The gain or loss generally will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ADS or ordinary share for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes. However, as described above under “Taxation—PRC Taxation,” any gain from the disposition of an ADS or ordinary share may be subject to PRC tax. In such an event, a U.S. Holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may be able to treat the gain from a disposition of an ADS or ordinary share as foreign source gain for foreign tax credit purposes. Holders should consult their own tax advisors regarding their eligibility for the benefits of the income tax treaty between the United States and the PRC and the creditability of any PRC tax.
Passive Foreign Investment Company
     We do not expect to be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current taxable year and, provided that our passive income does not exceed our gross profit (or loss) from operations, do not expect to become a PFIC in the foreseeable future. Our actual PFIC status for the current taxable year ending December 31, 2009 will not be determinable until the close of the current taxable year ending December 31, 2009, and accordingly, there is no guarantee that we will not be a PFIC for the current taxable year or any future taxable year. A non-U.S. corporation is considered to be a PFIC for any taxable year if either:
•	at least 75% of its gross income is passive income; or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.
     We will be treated as owning our proportionate share of the assets and our proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.
     We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. If we are a PFIC for any year during which you hold ADSs or ordinary shares, unless you make a “mark-to-market” election as discussed below, we generally will continue to be treated as a PFIC for all succeeding years during which you hold ADSs or ordinary shares.
     If we are a PFIC for any taxable year during which you hold ADSs or ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ADSs or ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as an excess distribution. Under these special tax rules:
•	the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.
     The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs or ordinary shares cannot be treated as capital, even if you hold the ADSs or ordinary shares as capital assets.
     Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock of a PFIC to elect out of the tax treatment under the excess distribution regime described above. If you make a mark-to-market election for the ADSs or ordinary shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the ADSs or ordinary shares as of the close of your taxable year over your adjusted basis in such ADSs or ordinary shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the ADSs or ordinary shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ADSs or ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs or ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ADSs or ordinary shares, as well as to any loss realized on the actual sale or disposition of the ADSs or ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ADSs or ordinary shares. Your basis in the ADSs or ordinary shares will be adjusted to reflect any such income or loss amounts.
     The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded in other than de minimis quantities on at least 15 days during each calendar quarter on a qualified exchange, including the Nasdaq Global Market, or other market, as defined in applicable U.S. Treasury regulations. The ADSs are listed on the Nasdaq Global Market, and we expect that they will continue to be regularly traded on the Nasdaq Global Market. Consequently, if you are a holder of ADSs, the mark-to-market election should be available to you were we to be or become a PFIC.
     If you hold ADSs or ordinary shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the ADSs or ordinary shares and any gain realized on the disposition of the ADSs or ordinary shares.
     In addition, if we are a PFIC, we do not intend to prepare or provide you with the information necessary to make a “qualified electing fund” election.
     You are urged to consult your tax advisor regarding the application of the PFIC rules to your investment in ADSs or ordinary shares.
Information Reporting and Backup Withholding
     Dividend payments with respect to ADSs or ordinary shares and proceeds from the sale, exchange or redemption of ADSs or ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, if you are a corporation or a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or if you are otherwise exempt from backup withholding. If you are a U.S. Holder who is required to establish exempt status, you generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
     Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information in a timely manner.

PLAN OF DISTRIBUTION
     We have entered into an equity distribution agreement with Morgan Stanley & Co. Incorporated, referred to as Morgan Stanley, under which we may issue, offer and sell up to an aggregate sale price of US$30,000,000 of ADSs from time to time through Morgan Stanley, as our sales agent, or to Morgan Stanley, for resale. The form of the equity distribution agreement has been filed as an exhibit to a current report on Form 6-K, incorporated by reference in this prospectus supplement.
     The sales, if any, of ADSs made under the equity distribution agreement will be made by means of ordinary brokers’ transactions on the Nasdaq Global Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise agreed between the sales agents and us. As sales agent, Morgan Stanley will not engage in any transactions that stabilize the price of our ADSs.
     Morgan Stanley will sell the ADSs subject to the equity distribution agreement on a daily basis or as otherwise agreed upon by us and Morgan Stanley. We will designate the maximum amount of ADSs to be sold by Morgan Stanley daily as reasonably agreed to by Morgan Stanley. Subject to the terms and conditions of the equity distribution agreement, Morgan Stanley, if acting as sales agent, will use its commercially reasonable efforts to sell all of the designated ADSs. We may instruct Morgan Stanley not to sell ADSs if the sales cannot be effected at or above the price designated by us in any such instruction. Morgan Stanley will not be obligated to use commercially reasonable efforts to sell ADSs at any price below the designated price. We or Morgan Stanley may suspend the offering of ADSs upon proper notice and subject to other conditions as set forth in the equity distribution agreement.
     Morgan Stanley will provide written confirmation to us following the close of trading on the Nasdaq Global Market each day in which ADSs are sold under the equity distribution agreement. Each confirmation will include the number of ADSs sold on that day, the sales price and the compensation payable by us to Morgan Stanley in connection with the sales.
     The compensation to Morgan Stanley for sales of ADSs will be 2.5% of the gross proceeds of the sale of any ADS sold in “at the market” offerings.
     Settlement for sales of ADSs will occur on the third trading day following the date on which any sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
     Under the terms of the equity distribution agreement, we also may sell shares of our ADSs to Morgan Stanley as principal for its own account at a price agreed upon at the time of sale. If we sell our ADSs to Morgan Stanley as principal, we will enter into a separate terms agreement with Morgan Stanley and we will describe this agreement in a separate prospectus supplement or pricing supplement.
     The expenses of this offering that are payable by us are estimated to be US$1,450,263 (excluding selling commissions payable in connection with the sale of the ADSs pursuant to the equity distribution agreement), including printing expenses of approximately US$6,000, legal fees of approximately US$173,408, accounting fees of approximately US$270,855, and other expenses of approximately US$250,000. All amounts are estimated except for the fees relating to the SEC registration.
     In connection with the sale of the ADSs on our behalf, Morgan Stanley may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Morgan Stanley may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Morgan Stanley against certain civil liabilities, including liabilities under the Securities Act.
     Morgan Stanley may engage in transactions with, or perform other services for, us in the ordinary course of its business. In compliance with the guidelines of FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the ADSs offered hereby.
     The offering of the ADSs pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all of the ADSs subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by either Morgan Stanley or us.

LEGAL MATTERS
     We are being represented by Shearman & Sterling LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with the offering of the ADSs will be passed upon for Morgan Stanley & Co. Incorporated by Davis Polk & Wardwell LLP. The validity of the ordinary shares represented by ADSs offered in this offering will be passed upon for us by Maples and Calder. Legal matters as to PRC law will be passed upon for us by Grandall Legal Group (Shanghai).

EXPERTS
     Our consolidated financial statements appearing in our annual report on Form 20-F for the year ended December 31, 2008 and the effectiveness of our internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young Hua Ming, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
     The offices of Ernst & Young Hua Ming are located at 23/F, The Center, 989 Chang Le Road, Shanghai 200031, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
     We have filed a registration statement with the SEC on Form F-3 under the Securities Act relating to the ADSs and underlying ordinary shares to be sold in this offering. This prospectus supplement, which constitutes a part of that registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement, its exhibits and schedules and documents incorporated by reference in the registration statement for further information with respect to us, our ordinary shares and our ADSs.
     We are currently subject to periodic reporting and other information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of the Exchange Act.
     All information filed with the SEC can be inspected and copied at the public reference facilities of the SEC, at 100 F Street, N.E., Washington D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. We file reports with the SEC electronically. The reports that we have filed with the SEC electronically are available to you over the Internet at the SEC’s website at http://www.sec.gov. Our SEC filings, including this prospectus supplement, and other information may also be inspected at the offices of the Nasdaq Global Market, Reports Section, 1735 K Street, N.W. Washington, D.C. 20006.
     We furnish to The Bank of New York Mellon, as the depositary for the ADSs, annual reports, which include annual audited consolidated financial statements prepared in accordance with U.S. GAAP. The depositary has agreed that, at our request, it will promptly mail these reports to all registered holders of ADSs. We also furnish to the depositary all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary, upon our written request, will arrange for the mailing of these documents to record holders of ADSs.
     The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and certain later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:
•	our annual report on Form 20-F for the fiscal year ended December 31, 2008, filed with the SEC on June 25, 2009;

•	our current report on Form 6-K/A, submitted to the SEC on August 18, 2009;

•	our current report on Form 6-K, submitted to the SEC on August 19, 2009;

•	our current report on Form 6-K, submitted to the SEC on September 4, 2009;

•	our current report on Form 6-K, submitted to the SEC on September 14, 2009;

•	our current report on Form 6-K, submitted to the SEC on September 16, 2009;

•	our current report on Form 6-K, submitted to the SEC on September 17, 2009;

•	our current report on Form 6-K, submitted to the SEC on September 17, 2009; and

•	any future information contained in filings on Form 6-K made with the SEC under the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering as described in this prospectus supplement, that is identified in such forms as being incorporated into this prospectus supplement.
     We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any document incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement. You may also obtain these filings electronically at the SEC’s website at http://www.sec.gov.

PROSPECTUS
Solarfun Power Holdings Co., Ltd.

US$175,000,000
American Depositary Shares
Preferred Shares
Debt Securities
Warrants

Through this prospectus, we may periodically offer:

(1) our American depositary shares, or ADSs, with each ADS representing five ordinary shares;

(2) our preferred shares;

(3) our debt securities; and

(4) our warrants,

up to an aggregate amount of US$175,000,000.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a prospectus supplement.

Our ADSs are listed on the Nasdaq Global Market under the symbol “SOLF.”

These securities may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a prospectus supplement.

Investing in the securities involves risks. See “Risk Factors” beginning on page 4.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 16, 2008.

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•	“ADRs” are to the American depositary receipts that evidence our ADSs;

•	“ADSs” are to our American depositary shares, each of which represents five ordinary shares;

•	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“conversion efficiency” are to the ability of photovoltaic, or PV, products to convert sunlight into electricity, and “conversion efficiency rates” are commonly used in the PV industry to measure the percentage of light energy from the sun that is actually converted into electricity;

•	“cost per watt” and “price per watt” are to the method by which the cost and price of PV products, respectively, are commonly measured in the PV industry. A PV product is priced based on the number of watts of electricity it can generate;

•	“GW” are to gigawatt, representing 1,000,000,000 watts, a unit of power-generating capacity or consumption;

•	“MW” are to megawatt, representing 1,000,000 watts, a unit of power-generating capacity or consumption. In this prospectus, it is assumed that, based on a yield rate of 95%, 420,000 125mm x 125mm or 280,000 156mm x 156mm silicon wafers are required to produce PV products capable of generating 1 MW, that each 125mm x 125mm and 156mm x 156mm PV cell generates 2.4 watts and 3.7 watts of power, respectively, and that each PV module contains 72 PV cells;

•	“PV” are to photovoltaic. The photovoltaic effect is a process by which sunlight is converted into electricity;

•	“RMB” and “Renminbi” are to the legal currency of China;

•	“series A convertible preference shares” are to our series A convertible preference shares, par value US$0.0001 per share;

•	“shares” or “ordinary shares” are to our ordinary shares, par value US$0.0001 per share; and

•	“US$” and “U.S. dollars” are to the legal currency of the United States.

References in this prospectus to our annual manufacturing capacity assume 24 hours of operation per day for 350 days per year.

Unless the context indicates otherwise, “we,” “us,” “our company” and “our” refer to Solarfun, its predecessor entities and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the ADSs, preferred shares, debt securities and warrants described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we or any selling securityholder sells securities pursuant to the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.

In some cases, these forward-looking statements can be identified by words or phrases such as “aim,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “is/are likely to,” “may,” “plan,” “potential,” “will” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:

•	our expectations regarding the worldwide demand for electricity and the market for solar energy;

•	our beliefs regarding the effects of environmental regulation, lack of infrastructure reliability and long-term fossil fuel supply constraints;

•	our beliefs regarding the inability of traditional fossil fuel-based generation technologies to meet the demand for electricity;

•	our beliefs regarding the importance of environmentally friendly power generation;

•	our expectations regarding governmental support for the deployment of solar energy;

•	our beliefs regarding the acceleration of adoption of solar technologies;

•	our expectations with respect to advancements in our technologies;

•	our beliefs regarding the competitiveness of our solar products;

•	our expectations regarding the scaling of our manufacturing capacity;

•	our expectations with respect to increased revenue growth and our ability to achieve profitability resulting from increases in our production volumes;

•	our expectations with respect to our ability to secure raw materials, especially silicon wafers, in the future;

•	our future business development, results of operations and financial condition; and

•	competition from other manufacturers of PV products and conventional energy suppliers.

We would like to caution you not to place undue reliance on these statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

ii

OUR COMPANY

We are an established manufacturer of ingots, PV cells and PV modules in China. We manufacture and sell ingots, PV cells and PV modules using advanced manufacturing process technologies that have helped us to rapidly increase our operational efficiency. All of our PV modules are currently produced using PV cells manufactured at our own facilities. We sell our products both directly to system integrators and through third party distributors. In 2007, we sold our products to over 30 customers, mostly in Germany and Spain, as well as several other European countries. We also provided PV cell processing services in 2006 and PV module processing services in 2007. We conduct our business in China through our operating subsidiary, Linyang China. In addition, we have entered into the silicon ingot production business through our acquisition of a 52% equity interest in Yangguang Solar Technology Co., Ltd., or Yangguang Solar, an ingot plant that commenced operations in October 2007. In June 2008, we entered into an agreement to acquire the remaining 48% equity interest in Yangguang Solar.

We currently operate four monocrystalline PV cell production lines and four multicrystalline PV cell production lines, each with up to 30 MW of annual manufacturing capacity. As part of our vertical integration and supply sourcing strategy, we recently acquired Yangguang Solar, which we believe could produce 50 to 60 MW of ingots in 2008. We currently have 40 monocrystalline ingot production furnaces, with up to 37.5 MW of annual manufacturing capacity. In order to meet the fast-growing market demand for solar products, we plan to significantly expand our PV cell manufacturing capacity over the next several years. We expect that the aggregate annual manufacturing capacity of our PV cell production lines that are completed or under construction will reach 360 MW by the end of July 2008. In addition, we have achieved improvements in process technology and product quality since we commenced our commercial production in November 2005. Our monocrystalline PV cells achieved conversion efficiency rates in the range of 16.1% to 16.6% in 2007 and we are now able to process wafers as thin as 200 microns.

Our net revenue increased from RMB166.2 million in 2005 to RMB630.9 million in 2006 and to RMB2,395.1 million (US$328.3 million) in 2007. Our net income increased from RMB14.4 million in 2005 to RMB105.9 million in 2006 and to RMB148.0 million (US$20.3 million) in 2007.

We commenced operations through Linyang China in August 2004. Linyang China was a 68%-owned subsidiary of Linyang Electronics, at the time of its establishment on August 27, 2004. Linyang Electronics is one of the leading electricity-measuring instrument manufacturers in China. In anticipation of our initial public offering, we incorporated Solarfun Power Holdings Co., Ltd., or Solarfun, in the Cayman Islands on May 12, 2006 as our listing vehicle. To enable us to raise equity capital from investors outside of China, we established a holding company structure by incorporating Linyang Solar Power Investment Holding Ltd., or Linyang BVI, in the British Virgin Islands on May 17, 2006. Linyang BVI is wholly owned by Solarfun. Linyang BVI purchased all of the equity interests in Linyang China on June 2, 2006. In March 2006, April 2006 and April 2007, we established three majority-owned or wholly owned subsidiaries in China, Shanghai Linyang Solar Technology Co., Ltd., or Shanghai Linyang, Sichuan Leshan Jiayang New Energy Co., Ltd., or Sichuan Jiayang, and Jiangsu Linyang Solarfun Engineering Research and Development Center Co., Ltd., formerly Nantong Linyang Solarfun Engineering Research and Development Center Co., Ltd., or Linyang Research Center, respectively, to expand our business into new markets and sectors. In August 2007, we acquired a 52% interest in Yangguang Solar. In September 2007, we established a wholly owned subsidiary, Solarfun Power U.S.A. Inc., or Solarfun U.S.A., as part of our plan to enter the United States market. On November 30, 2007, Linyang BVI transferred all of the equity interests in Linyang China to Solarfun Power Hong Kong Limited, for a consideration of US$199.0 million. In February 2008, we established a wholly owned subsidiary, Solarfun Power Deutschland GmbH., or Solarfun Deutschland, in Germany to sell solar products in the European markets. We are currently in the process of liquidating Sichuan Jiayang, one of our subsidiaries which historically has had limited operations. In June 2008, we entered into an agreement to acquire the remaining 48% equity interest in Yangguang Solar.

We made capital expenditures of RMB37.5 million, RMB190.0 million and RMB538.5 million (US$73.8 million) in 2005, 2006 and 2007, respectively. In the past, our capital expenditures were used primarily in the purchase of a manufacturing facility and additional manufacturing equipment for the production of PV cells and modules. We plan to fund the balance of our 2008 capital expenditures substantially with proceeds from our convertible note offering in January 2008, additional borrowings from third parties and cash from operations.

Our principal executive offices are located at 666 Linyang Road, Qidong, Jiangsu Province, 226200, People’s Republic of China. Our telephone number at this address is (86-513) 8330-7688 and our fax number is (86-513) 8311-0367. Our registered office in the Cayman Islands is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Investor inquiries should be directed to us at the address and telephone number of our principal executive offices set forth above. Our website is www.solarfun.com.cn. The information contained on our website does not constitute a part of this prospectus. Our agent for service of process in the United States is CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011.

THE SECURITIES WE MAY OFFER

We may use this prospectus to offer our:

•	ADSs, each representing five ordinary shares;

•	preferred shares;

•	debt securities; and

•	warrants.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

You should consider carefully the following factors, as well as the other information set forth in this prospectus, before making an investment decision. You should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered thereby. Some of the following risks relate principally to the industry in which we operate and our business in general. Other risks relate principally to the securities market and ownership of our ADSs, preferred shares, debt securities and warrants. Any of the risk factors could significantly and negatively affect our business, financial condition or operating results and the trading price of our ADSs, preferred shares, debt securities and warrants. You could lose all or part of your investment.

Risks Related to Our Company and Our Industry

Evaluating our business and prospects may be difficult because of our limited operating history, and our past results may not be indicative of our future performance.

There is limited historical information available about our company upon which you can base your evaluation of our business and prospects. We began operations in August 2004 and shipped our first PV modules and our first PV cells in February 2005 and November 2005, respectively. Our business has grown and evolved at a rapid rate since we started our operations. As a result, our historical operating results may not provide a meaningful basis for evaluating our business, financial performance and prospects and we may not be able to achieve a similar growth rate in future periods. In particular, our future success will require us to continue to increase the manufacturing capacity of our facilities significantly beyond their current capacities. Moreover, our business model, technology and ability to achieve satisfactory manufacturing yields at higher volumes are unproven. Therefore, you should consider our business and prospects in light of the risks, expenses and challenges that we will face as a company with a relatively short operating history in a competitive industry seeking to develop and manufacture new products in a rapidly growing market, and you should not rely on our past results or our historic rate of growth as an indication of our future performance.

Our future success substantially depends on our ability to further expand both our manufacturing capacity and output, which is subject to significant risks and uncertainties. If we fail to achieve this further expansion, we may be unable to grow our business and revenue, reduce our costs per watt, maintain our competitive position or improve our profitability.

Our future success depends on our ability to significantly increase both our manufacturing capacity and output. We plan to expand our business to address growth in demand for our products, as well as to capture new market opportunities. Our ability to establish additional manufacturing capacity and increase output is subject to significant risks and uncertainties, including:

•	the need for additional funding to purchase and prepay for raw materials or to build manufacturing facilities, which we may be unable to obtain on reasonable terms or at all;

•	delays and cost overruns as a result of a number of factors, many of which may be beyond our control, such as increases in raw materials prices and problems with equipment vendors;

•	the inability to obtain or delays in obtaining required approvals by relevant government authorities;

•	diversion of significant management attention and other resources; and

•	failure to execute our expansion plan effectively.

In order to manage the potential growth of our operations, we will be required to continue to improve our operational and financial systems, procedures and controls, increase manufacturing capacity and output, and expand, train and manage our growing employee base. Furthermore, our management will be required to maintain and expand our relationships with our customers, suppliers and other third parties. We cannot assure you that our current and planned operations, personnel, systems and internal procedures and controls will be adequate to support our future growth.

If we encounter any of the risks described above, or are otherwise unable to establish or successfully operate additional manufacturing capacity or to increase manufacturing output, we may be unable to grow our business and revenue, reduce our costs per watt, maintain our competitiveness or improve our profitability, and our business, financial condition, results of operations and prospects will be adversely affected.

We recently acquired an early stage ingot plant. We may not be successful in operating this new plant and expenditures required to ramp up its capacity may strain our capital resources. Furthermore, any shortfall in supply of polysilicon to that plant may have a material adverse effect on our results of operations and our future business prospects.

We have entered into the silicon ingot production business through our acquisition of a 52% equity interest in Yangguang Solar, an ingot plant that commenced operations in October 2007. On June 23, 2008, we entered into an agreement to acquire the remaining 48% equity interest in Yangguang Solar from Nantong Linyang Electric Investment Co., Ltd., or Nantong Linyang (as to 18%), Jiangsu Qitian Group Co., Ltd. or, Qitian Group (as to 20%), and Jiangsu Guangyi Technology Co., Ltd., or Jiangsu Guangyi (as to 10%) for an aggregate consideration of approximately RMB355 million (US$48.7 million). Upon the completion of this latest acquisition, Yangguang Solar will become our 100% owned subsidiary. Our expansion into the ingot business aims to secure our access to steady supplies of ingots at reasonable prices, and we intend to integrate such upstream business into our increasingly vertical business model. However, we have no prior experience in operating an ingot plant. The technology for the manufacture of ingots is complex, requires costly equipment and continuous modifications in order to improve yields and product performance. Increases in lead times for delivering ingot-making equipment could also delay or otherwise hamper the development of our ingot business. We will also need to make substantial capital expenditure in installing Yangguang Solar’s production lines and ramping up its capacity in 2008, which may put a strain on our capital resources.

Moreover, Yangguang Solar relies on Jiangsu Zhongneng PV Technology Development Co., Ltd., or Zhongneng, which is also an early stage company that has in the past experienced delays in ramping up its operations, to supply a significant portion of its polysilicon requirements. Under an agreement dated June 22, 2008, Zhongneng will supply us with polysilicon sufficient to produce 1.2GW of solar modules in aggregate over eight years. However, prior to entering into the recent supply agreement, Zhongneng had previously failed to deliver a significant amount of agreed quantity of polysilicon to us. In addition, we believe there currently is significant excess demand in the global market for polysilicon and polysilicon suppliers may be unable to meet anticipated requirements based on their current production capacity. The ability of Zhongneng to meet the polysilicon requirements of Yangguang Solar could be materially and adversely impacted by many factors, including operational and financial difficulties at Zhongneng. In particular, any merger, acquisition or consolidation transaction involving Zhongneng and any of our competitors could have an adverse impact on our relationship with Zhongneng and our ability to secure adequate supplies of polysilicon for our operations. Moreover, if Zhongneng does not for whatever reason supply polysilicon to Yangguang Solar in sufficient quantities at commercially reasonable prices, Yangguang Solar may be unable to source polysilicon from other third parties and therefore may fail to meet its production targets for 2008 and 2009, which would consequently have a material and adverse effect on our results of operations for those periods and our future business prospects.

We depend on a limited number of customers for a high percentage of our revenue and the loss of, or a significant reduction in orders from, any of these customers, if not immediately replaced, would significantly reduce our revenue and decrease our profitability.

We currently sell a substantial portion of our PV products to a limited number of customers. Our five largest customers accounted for an aggregate of 78.8%, 85.4% and 43.0% of our net revenue in 2005, 2006 and 2007, respectively. Most of our large customers are located in Europe, particularly Germany, Italy and Spain. The loss of sales to any one of these customers would have a significant negative impact on our business. Sales to our customers are mostly made through non-exclusive arrangements. Due to our dependence on a limited number of customers, any one of the following events may cause material fluctuations or declines in our revenue and have a material adverse effect on our financial condition and results of operations:

•	reduction, delay or cancellation of orders from one or more of our significant customers;

•	selection by one or more of our significant distributor customers of our competitors’ products;

•	loss of one or more of our significant customers and our failure to identify additional or replacement customers;

•	any adverse change in the bilateral or multilateral trade relationships between China and European countries, particularly Germany; and

•	failure of any of our significant customers to make timely payment for our products.

We expect our operating results to continue to depend on sales to a relatively small number of customers for a high percentage of our revenue for the foreseeable future, as well as the ability of these customers to sell PV products that incorporate our PV products.

With certain significant customers, we enter into framework agreements that set forth our customers’ purchase goals and the general conditions under which our sales are to be made. However, such framework agreements are only binding to the extent a purchase order for a specific amount of our products is issued. In addition, certain sales terms of the framework agreements may be adjusted from time to time. For example, we entered into a framework agreement with Social Capital S.L. under which it agreed to purchase 84 MW of PV modules in total from 2007 to 2008. However, since we could not reach an agreement with Social Capital S.L. on actual sales terms, Social Capital S.L. has not made any purchase order of our PV modules and it is unlikely that it will purchase our PV modules in the foreseeable future. In addition, we have in the past had disagreements with our customers relating to the volumes, delivery schedules and pricing terms contained in such framework contracts that have required us to renegotiate these contracts. However, renegotiation of our framework contracts may not always be in our best interests and disagreements on terms could escalate into formal disputes that could cause us to experience order cancellations or harm our reputation.

Furthermore, our customer relationships have been developed over a short period of time and are generally in preliminary stages. We cannot be certain that these customers will generate significant revenue for us in the future or if these customer relationships will continue to develop. If our relationships with customers do not continue to develop, we may not be able to expand our customer base or maintain or increase our customers and revenue. Moreover, our business, financial condition, results of operations and prospects are affected by competition in the market for the end products manufactured by our customers, and any decline in their business could materially harm our revenue and profitability.

We are currently experiencing an industry-wide shortage of silicon wafers. The prices that we pay for silicon wafers have increased in the past and we expect prices may continue to increase in the future, which may materially and adversely affect our revenue growth and decrease our gross profit margins and profitability.

Silicon wafers are an essential raw material in our production of PV products. Silicon is created by refining quartz or sand, and is melted and grown into crystalline ingots or other forms which are then sliced into wafers. We depend on our suppliers for timely delivery of silicon wafers in sufficient quantities and satisfactory quality, and any disruption in supply or inability to obtain silicon wafers at an acceptable cost, or at all, will materially and adversely affect our business and operations.

There is currently an industry-wide shortage of silicon and silicon wafers, which has resulted in significant price increases. Based on our experience, the average prices of silicon and silicon wafers may continue to increase. Moreover, we expect the shortages of silicon and silicon wafers to continue as the PV industry continues to grow and as additional manufacturing capacity is added. Silicon wafers are also used in the semiconductor industry generally and any increase in demand from that sector will exacerbate the current shortage. The production of silicon and silicon wafers is capital intensive and adding manufacturing capacity requires significant lead time. While we are aware that several new facilities for the manufacture of silicon and silicon wafers are under construction around the world, we do not believe that the supply shortage will be remedied in the near term. We expect that the demand for silicon and silicon wafers will continue to outstrip supply for the foreseeable future.

We have attempted to ease our supply shortages by prepaying for silicon and silicon wafers and establishing strategic relationships with selected suppliers. However, we cannot assure you that we will be able to obtain supplies from them or any other suppliers in sufficient quantities or at acceptable prices. In particular, since some of our suppliers do not themselves manufacture silicon but instead purchase their requirements from other vendors, it is possible that these suppliers will not be able to obtain sufficient silicon to satisfy their contractual obligations to us. In addition, we, like other companies in the PV industry, compete with companies in the semiconductor industry for silicon wafers, and companies in that sector typically have greater purchasing power and market influence than companies in the PV industry. We acquire silicon wafers from our suppliers primarily through short-term supply arrangements for periods ranging from several months to two years. This subjects us to the risk that our suppliers may cease supplying silicon wafers to us for any reason, including due to uncertainties in their financial viability and having committed more volume to customers than they can deliver. These suppliers could also choose not to honor such contracts and we generally have limited resources to seek any form of compensation. Historically, we have re-negotiated our contracts with some of our major suppliers due to price increases in silicon and silicon wafers. We cannot assure you that this would not happen again in the future. If either of these circumstances occurs, our supply of critical raw materials at reasonable costs and our basic ability to conduct our business could be severely restricted. Moreover, since some of our supply contracts may require prepayment of a substantial portion of the contract price, we may not be able to recover such prepayments and we would suffer losses should such suppliers fail to fulfill their delivery obligations under the contracts. Furthermore, we have not fixed the price for a significant portion of the silicon wafers supply for 2008 with some of our suppliers. As a result, the price we will need to pay may need to be adjusted or renegotiated to reflect the prevailing market price around the time of delivery, which may be higher than we expect. Increases in the prices of silicon and silicon wafers have in the past increased our production costs and may materially and adversely impact our cost of revenue, gross margins and profitability.

There are a limited number of silicon and silicon wafer suppliers, and many of our competitors also purchase silicon and silicon wafers from these suppliers. In addition, there has been an ongoing trend in the industry towards vertical integration whereby PV cell and PV module manufacturers expand into silicon and silicon wafer manufacturing and silicon and silicon wafer manufacturers expand into PV cell and PV module manufacturing. To the extent that such vertical integration involves mergers or acquisitions of existing silicon or silicon wafer manufacturers, this trend may result in a reduction of the silicon and silicon wafer supply that is freely available in the market to companies such as our company, which may cause additional shortages or increase pricing. Additionally, PV cell and PV module manufacturers that have integrated silicon or silicon wafer manufacturing may have a competitive advantage over us by virtue of having access to their internal silicon or silicon wafer supply at lower cost at a time of market shortages for those materials. Since we have only been purchasing silicon and silicon wafers in bulk for approximately three years, our competitors may have longer and stronger relationships with these suppliers than we do. As we intend to significantly increase our manufacturing output, an inadequate allocation of silicon wafers would have a material adverse effect on our expansion plans. Moreover, the inability to obtain silicon and silicon wafers at commercially reasonable prices or at all would harm our ability to meet existing and future customer demand for our products, and could cause us to make fewer shipments, lose customers and market share and generate lower than anticipated revenue, thereby materially and adversely affecting our business, financial condition, results of operations and prospects.

Our dependence on a limited number of suppliers for a substantial majority of silicon and silicon wafers could prevent us from delivering our products in a timely manner to our customers in the required quantities, which could result in order cancellations, decreased revenue and loss of market share.

In 2005, 2006 and 2007, our five largest suppliers supplied in the aggregate 71.3%, 50.9% and 59.0%, respectively, of our total silicon and silicon wafer purchases. If we fail to develop or maintain our relationships with these or our other suppliers, we may be unable to manufacture our products, our products may only be available at a higher cost or after a long delay, or we could be prevented from delivering our products to our customers in the required quantities, at competitive prices and on acceptable terms of delivery. Problems of this kind could cause us to experience order cancellations, decreased revenue and loss of market share. In general, the failure of a supplier to supply materials and components that meet our quality, quantity and cost requirements in a timely manner due to lack of supplies or other reasons could impair our ability to manufacture our products or could increase our costs, particularly if we are unable to obtain these materials and components from alternative sources in a timely manner or on commercially reasonable terms. Allegations have been made and may be made in the future regarding the quality of our suppliers’ inventories. In addition, some of our suppliers have a limited operating history and limited financial resources, and the contracts we entered into with these suppliers do not clearly provide for adequate remedies to us in the event any of these suppliers is not able to, or otherwise does not, deliver, in a timely manner or at all, any materials it is contractually obligated to deliver. In particular, due to a shortage of raw materials for the production of silicon wafers, increased market demand for silicon wafers, a failure by some silicon suppliers to achieve expected production volumes and other factors, some of our major silicon wafer suppliers failed to fully perform in the past on their silicon wafer supply commitments to us, and we consequently did not receive all of the contractually agreed quantities of silicon wafers from these suppliers. We cannot assure you that we will not experience similar or additional shortfalls of silicon or silicon wafers from our suppliers in the future or that, in the event of such shortfalls, we will be able to find other silicon suppliers to satisfy our production needs. Any disruption in the supply of silicon wafers to us may adversely affect our business, financial condition and results of operations.

Our ability to adjust our materials costs may be limited as a result of entering into prepaid, fixed-price arrangements with our suppliers, and it therefore may be difficult for us to respond appropriately in a timely manner to market conditions, which could materially and adversely affect our revenue and profitability.

We have in the past secured, and plan to continue to secure, our supply of silicon and silicon wafers through prepaid supply arrangements with overseas and domestic suppliers. In the past, we entered into supply contracts with some of our suppliers, under which these suppliers agreed to provide us with specified quantities of silicon wafers and we have made prepayments to these suppliers in accordance with the supply contracts. As of December 31, 2005, 2006 and 2007, we had advanced RMB61.3 million, RMB238.2 million and RMB640.1 million (US$87.8 million) to our suppliers, respectively. The prices of the supply contracts we entered into with some of our suppliers are fixed. If the prices of silicon or silicon wafers were to decrease in the future and we are locked into prepaid, fixed-price arrangements, we may not be able to adjust our materials costs, and our cost of revenue would be materially and adversely affected. In addition, if demand for our PV products decreases, we may incur costs associated with carrying excess materials, which may have a material adverse effect on our operating expenses. To the extent we are not able to pass these increased costs and expenses to our customers, our revenue and profitability may be materially reduced.

We require a significant amount of cash to fund our operations as well as meet future capital requirements. If we cannot obtain additional capital when we need it, our growth prospects and future profitability may be materially and adversely affected.

We typically require a significant amount of cash to fund our operations, especially prepayments to suppliers to secure our silicon wafer requirements. We also require cash generally to meet future capital requirements, which are difficult to plan in the rapidly changing PV industry. In particular, we will need capital to fund the expansion of our facilities as well as research and development activities in order to remain competitive. Furthermore, we acquired a 52% equity interest in Yangguang Solar, a newly established silicon ingot plant, in August 2007 and subsequently entered into a share transfer agreement to acquire the remaining 48% stake in June 2008. We will need to make substantial capital expenditures in equipment purchases of Yangguang Solar to ramp up its production capacity in 2008. In addition, under the supply agreement dated June 22, 2008 between Zhongneng and us, we are required to make a non-refundable prepayment of RMB357.4 million to Zhongneng. Any future acquisitions, expansions, or market changes or other developments will cause us to require additional funds. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including:

•	our future financial condition, results of operations and cash flows;

•	general market conditions for financing activities by manufacturers of PV and related products; and

•	economic, political and other conditions in the PRC and elsewhere.

We cannot assure you that financing will be available on satisfactory terms, or at all. In particular, as of December 31, 2007, RMB940.0 million (US$128.9 million) of our outstanding borrowings were guaranteed by Jiangsu Linyang Electronics Co., Ltd., or Linyang Electronics, a company controlled by Mr. Yonghua Lu, our chairman. We do not have control over Linyang Electronics and Mr. Lu has recently reduced his holding of our shares by a significant amount. See “— Two of our existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.” Mr. Lu also resigned as our chief executive officer as of February 25, 2008. If for any reason Linyang Electronics ceases to guarantee our existing borrowings, it may be difficult for us to obtain necessary financing in a timely manner or on commercially acceptable terms and our growth prospects and future profitability may decrease materially.

We face risks associated with the marketing, distribution and sale of our PV products internationally, and if we are unable to effectively manage these risks, they could impair our ability to expand our business abroad.

In 2005, 2006 and 2007, a substantial majority of our revenue was generated by sales to customers outside of China. The marketing, distribution and sale of our PV products overseas expose us to a number of risks, including:

•	fluctuations in currency exchange rates of the U.S. dollar, Euro and other foreign currencies against the Renminbi;

•	difficulty in engaging and retaining distributors and agents who are knowledgeable about, and can function effectively in, overseas markets;

•	increased costs associated with maintaining marketing and sales activities in various countries;

•	difficulty and costs relating to compliance with different commercial and legal requirements in the jurisdictions in which we offer our products;

•	inability to obtain, maintain or enforce intellectual property rights; and

•	trade barriers, such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries.

If we are unable to effectively manage these risks, our ability to conduct or expand our business abroad would be impaired, which may in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

If we are unable to compete in the highly competitive PV market, our revenue and profits may decrease.

The PV market is very competitive. We face competition from a number of sources, including domestic, foreign and multinational corporations. We believe that the principal competitive factors in the markets for our products are:

•	manufacturing capacity;

•	power efficiency;

•	range and quality of products;

•	price;

•	strength of supply chain and distribution network;

•	after-sales inquiry; and

•	brand image.

Many of our current and potential competitors have longer operating histories, greater name recognition, access to larger customer bases and resources and significantly greater economies of scale, and financial, sales and marketing, manufacturing, distribution, technical and other resources than we do. In particular, many of our competitors are developing and manufacturing solar energy products based on new technologies that may ultimately have costs similar to, or lower than, our projected costs. In addition, our competitors may have stronger relationships or have or may enter into exclusive relationships with key suppliers, distributors or system integrators to whom we sell our products. As a result, they may be able to respond more quickly to changing customer demands or devote greater resources to the development, promotion and sales of their products than we can. Furthermore, competitors with more diversified product offerings may be better positioned to withstand a decline in the demand for PV products. Some of our competitors have also become vertically integrated, with businesses ranging from upstream silicon wafer manufacturing to solar power system integration, and we may also face competition from semiconductor manufacturers, several of which have already announced their intention to commence production of PV cells and PV modules. It is possible that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share, which would harm our business. If we fail to compete successfully, our business would suffer and we may lose or be unable to gain market share and our financial condition and results of operations would be materially and adversely affected.

In the immediate future, we believe that the competitive arena will increasingly center around securing silicon supply and forming strategic relationships to secure supply of key components and technologies. Many of our competitors have greater access to silicon supply or have upstream silicon wafer manufacturing capabilities. We believe that as the supply of silicon stabilizes over time, competition will become increasingly based upon marketing and sales activities. Since we have conducted limited advertising in the past, the greater sales and marketing resources, experience and name recognition of some of our competitors may make it difficult for us to compete if and when this transition occurs.

In addition, the PV market in general competes with other sources of renewable energy as well as conventional power generation. If prices for conventional and other renewable energy resources decline, or if these resources enjoy greater policy support than solar power, the PV market and our business and prospects could suffer.

Our profitability depends on our ability to respond to rapid market changes in the PV industry, including by developing new technologies and offering additional products and services.

The PV industry is characterized by rapid increases in the diversity and complexity of technologies, products and services. In particular, the ongoing evolution of technological standards requires products with improved features, such as more efficient and higher power output and improved aesthetics. As a result, we expect that we will need to constantly offer more sophisticated products and services in order to respond to competitive industry conditions and customer demands. If we fail to develop, or obtain access to, advances in technologies, or if we are not able to offer more sophisticated products and services, we may become less competitive and less profitable. In addition, advances in technologies typically lead to declining average selling prices for products using older technologies. As a result, if we are not able to reduce the costs associated with our products, the profitability of any given product, and our overall profitability, may decrease over time. Furthermore, technologies developed by our competitors may provide more advantages than ours for the commercialization of PV products, and to the extent we are not able to refine our technologies and develop new PV products, our existing products may become uncompetitive and obsolete.

In addition, we will need to invest significant financial resources in research and development to maintain our competitiveness and keep pace with technological advances in the PV industry. However, commercial acceptance by customers of new products we offer may not occur at the rate or level expected, and we may not be able to successfully adapt existing products to effectively and economically meet customer demands, thus impairing the return from our investments. We may also be required under the applicable accounting standards to recognize a charge for the impairment of assets to the extent our existing products become uncompetitive or obsolete, or if any new products fail to achieve commercial acceptance. Any such charge may have a material adverse effect on our financial condition and results of operations.

Moreover, in response to the rapidly evolving conditions in the PV industry, we plan to expand our business downstream to provide system integration products and services. This expansion requires significant investment and management attention from us, and we are likely to face intense competition from companies that have extensive experience and well-established businesses and customer bases in the system integration sector. We cannot assure you that we will succeed in expanding our business downstream. If we are not able to bring quality products and services to market in a timely and cost-effective manner and successfully market and sell these products and services, our ability to continue penetrating the PV market, as well as our results of operations and profitability, will be materially and adversely affected.

Our future success depends in part on our ability to make strategic acquisitions and investments and to establish and maintain strategic alliances, and failure to do so could have a material adverse effect on our market penetration, revenue growth and profitability. In addition, such strategic acquisitions, alliances and investments themselves entail significant risks that could materially and adversely affect our business.

We entered into the silicon ingot production business through our acquisition of a 52% equity interest in Yangguang Solar, an ingot plant that commenced operations in October 2007 and subsequently entered into a share transfer agreement to acquire the remaining 48% stake in June 2008. In addition, we have purchased and are in the process of installing six wire saws which can be used to slice ingots into wafers. We plan to purchase and install an additional 54 wire saws, the completion of which will increase the annual aggregate manufacturing capacity of wires saws to 300 MW. We expect this new facility to be completed by March 2009. We are also pursuing expansion into downstream system integration services through our subsidiary, Shanghai Linyang, and we are considering pursuing upstream silicon feedstock sourcing through strategic partnerships and investments. We intend to continue to establish and maintain strategic alliances with third parties in the PV industry, particularly with silicon suppliers. These types of transactions could require that our management develop expertise in new areas, manage new business relationships and attract new types of customers and may require significant attention from our management, and the diversion of our management’s attention could have a material adverse effect on our ability to manage our business. We may also experience difficulties integrating acquisitions and investments into our existing business and operations. Furthermore, we may not be able to successfully make such strategic acquisitions and investments or to establish strategic alliances with third parties that will prove to be effective or beneficial for our business. Any difficulty we face in this regard could have a material adverse effect on our market penetration, our results of operations and our profitability.

Strategic acquisitions, investments and alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information and loss of control of operations that are material to our business. Moreover, strategic acquisitions, investments and alliances may be expensive to implement and subject us to the risk of non-performance by a counterparty, which may in turn lead to monetary losses that materially and adversely affect our business. In addition, changes in government policies, both domestically and internationally, that are not favorable to the development of the PV industry, may also have a material adverse effect on the success of our strategic acquisitions, investments and alliances.

Problems with product quality or product performance could result in a decrease in customers and revenue, unexpected expenses and loss of market share. In addition, product liability claims against us could result in adverse publicity and potentially significant monetary damages.

Our PV modules are typically sold with a two to five years limited warranty for technical defects, a 10-year limited warranty against declines greater than 10%, and a 20 to 25-year limited warranty against declines of greater than 20%, in their initial power generation capacity. As a result, we bear the risk of extensive warranty claims for an extended period after we have sold our products and recognized revenue. Since our products have been in use for only a relatively short period, our assumptions regarding the durability and reliability of our products may not be accurate. We consider various factors when determining the likelihood of product defects, including an evaluation of our quality controls, technical analysis, industry information on comparable companies and our own experience. As of December 31, 2005, 2006 and 2007, our accrued warranty costs totaled RMB1.5 million, RMB7.6 million and RMB21.0 million (US$2.9 million), respectively.

In addition, as we purchase the silicon and silicon wafers and other components that we use in our products from third parties, we have limited control over the quality of these raw materials and components. Unlike PV modules, which are subject to certain uniform international standards, silicon and silicon wafers generally do not have uniform international standards, and it is often difficult to determine whether product defects are a result of the silicon or silicon wafers or other components or reasons. Furthermore, the silicon and silicon wafers and other components that we purchase from third-party suppliers are typically sold to us with no or only limited warranties. The possibility of future product failures could cause us to incur substantial expense to provide refunds or resolve disputes with regard to warranty claims through litigation, arbitration or other means. Product failures and related adverse publicity may also damage our market reputation and cause our sales to decline.

As with other PV product manufacturers, we are exposed to risks associated with product liability claims if the use of the PV products we sell results in injury, death or damage to property. We cannot predict at this time whether product liability claims will be brought against us in the future or the effect of any resulting negative publicity on our business. In addition, we have not made provisions for potential product liability claims and we may not have adequate resources to satisfy a judgment if a successful claim is brought against us. Moreover, the successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments and incur substantial legal expenses. Even if a product liability claim is not successfully pursued to judgment by a claimant, we may still incur substantial legal expenses defending against such a claim.

If PV technology is not suitable for widespread adoption, or sufficient demand for PV products does not develop or takes longer to develop than we anticipated, our sales may not continue to increase or may even decline, and our revenue and profitability would be reduced.

The PV market is at a relatively early stage of development and the extent to which PV products will be widely adopted is uncertain. Furthermore, market data in the PV industry are not as readily available as those in other more established industries, where trends can be assessed more reliably from data gathered over a longer period of time. If PV technology, in particular the type of PV technology that we have adopted, proves unsuitable for widespread adoption or if demand for PV products fails to develop sufficiently, we may not be able to grow our business or generate sufficient revenue to sustain our profitability. In addition, demand for PV products in our targeted markets, including China, may not develop or may develop to a lesser extent than we anticipated. Many factors may affect the viability of widespread adoption of PV technology and demand for PV products, including:

•	cost-effectiveness of PV products compared to conventional and other non-solar energy sources and products;

•	performance and reliability of PV products compared to conventional and other non-solar energy sources and products;

•	availability of government subsidies and incentives to support the development of the PV industry or other energy resource industries;

•	success of other alternative energy generation technologies, such as fuel cells, wind power and biomass;

•	fluctuations in economic and market conditions that affect the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

•	capital expenditures by end users of PV products, which tend to decrease when the overall economy slows down; and

•	deregulation of the electric power industry and the broader energy industry.

Existing regulations and policies governing the electricity utility industry, as well as changes to these regulations and policies, may adversely affect demand for our products and materially reduce our revenue and profits.

The electric utility industry is subject to extensive regulation, and the market for PV products, is heavily influenced by these regulations as well as the policies promulgated by electric utilities. These regulations and policies often affect electricity pricing and technical interconnection of end-user power generation. As the market for solar and other alternative energy sources continue to evolve, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in research and development of, solar and other alternative energy sources may be significantly affected by these regulations and policies, which could significantly reduce demand for our products and materially reduce our revenue and profits.

Moreover, we expect that our PV products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters in various countries. We also have to comply with the requirements of individual localities and design equipment to comply with varying standards applicable in the jurisdictions where we conduct business. Any new government regulations or utility policies pertaining to our PV products may result in significant additional expenses to us, our distributors and end users and, as a result, could cause a significant reduction in demand for our PV products, as well as materially and adversely affect our financial condition and results of operations.

The reduction or elimination of government subsidies and economic incentives for on-grid solar energy applications could have a materially adverse effect on our business and prospects.

We believe that the near-term growth of the market for “on-grid” applications, where solar energy is used to supplement a customer’s electricity purchased from the electric utility, depends in large part on the availability and size of government subsidies and economic incentives. As a portion of our sales is in the on-grid market, the reduction or elimination of government subsidies and economic incentives may hinder the growth of this market or result in increased price competition, which could decrease demand for our products and reduce our revenue.

The cost of solar energy currently substantially exceeds the cost of power furnished by the electric utility grid in many locations. As a result, federal, state and local governmental bodies in many countries, most notably Germany, Italy, Spain and the United States, have provided subsidies and economic incentives in the form of rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of PV products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. Certain of these government economic incentives are set to be reduced and may be reduced further, or eliminated. In particular, political changes in a particular country could result in significant reductions or eliminations of subsidies or economic incentives. Electric utility companies that have significant political lobbying powers may also seek changes in the relevant legislation in their markets that may adversely affect the development and commercial acceptance of solar energy. The reduction or elimination of government subsidies and economic incentives for on-grid solar energy applications, especially those in our target markets, could cause demand for our products and our revenue to decline, and have a material adverse effect on our business, financial condition, results of operations and prospects.

The lack or inaccessibility of financing for off-grid solar energy applications could cause our sales to decline.

Our products are used for “off-grid” solar energy applications in developed and developing countries, where solar energy is provided to end users independent of an electricity transmission grid. In some countries, government agencies and the private sector have, from time to time, provided subsidies or financing on preferred terms for rural electrification programs. We believe that the availability of financing could have a significant effect on the level of sales of off-grid solar energy applications, particularly in developing countries where users may not have sufficient resources or credit to otherwise acquire PV systems. If existing financing programs for off-grid solar energy applications are eliminated or if financing becomes inaccessible, the growth of the market for off-grid solar energy applications may be materially and adversely affected, which could cause our sales to decline. In addition, rising interest rates could render existing financings more expensive, as well as serve as an obstacle for potential financings that would otherwise spur the growth of the PV industry.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.

We rely primarily on patents, trademarks, trade secrets, copyrights and other contractual restrictions to protect our intellectual property. Nevertheless, these afford only limited protection and the actions we take to protect our intellectual property rights may not be adequate. In particular, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition and results of operations. Policing unauthorized use of our proprietary technologies can be difficult and expensive. In addition, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. We also cannot assure you that the outcome of any such litigation would be in our favor. Furthermore, any such litigation may be costly and may divert management attention as well as expend our other resources away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation.

In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in the PRC laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries.

We may be exposed to infringement or misappropriation claims by third parties, particularly in jurisdictions outside China which, if determined adversely against us, could disrupt our business and subject us to significant liability to third parties, as well as have a material adverse effect on our financial condition and results of operations.

Our success depends, in large part, on our ability to use and develop our technologies and know-how without infringing the intellectual property rights of third parties. As we continue to market and sell our products internationally, and as litigation becomes more common in the PRC, we face a higher risk of being the subject of claims for intellectual property infringement, as well as having indemnification relating to other parties’ proprietary rights held to be invalid. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products in the European Union, the PRC or other countries. The validity and scope of claims relating to PV technology patents involve complex, scientific, legal and factual questions and analysis and, therefore, may be highly uncertain. In addition, the defense of intellectual property claims, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming, and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceeding to which we may become a party could cause us to:

•	pay damage awards;

•	seek licenses from third parties;

•	pay ongoing royalties;

•	redesign our products; or

•	be restricted by injunctions,

each of which could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our products, which could have a material adverse effect on our financial condition and results of operations.

We may not be able to obtain sufficient patent protection on the technologies embodied in the PV products we currently manufacture and sell, which could reduce our competitiveness and increase our expenses.

Although we rely primarily on trade secret laws and contractual restrictions to protect the technologies in the PV cells we currently manufacture and sell, our success and ability to compete in the future may also depend to a significant degree on obtaining patent protection for our proprietary technologies. As of June 2, 2008, we had three issued patents and six pending patent applications in the PRC. We do not have, and have not applied for, any patents for our proprietary technologies outside the PRC. As the protections afforded by our patents are effective only in the PRC, our competitors and other companies may independently develop substantially equivalent technologies or otherwise gain access to our proprietary technologies, and obtain patents for such technologies in other jurisdictions, including the countries in which we sell our products. Moreover, our patent applications in the PRC may not result in issued patents, and even if they do result in issued patents, the patents may not have claims of the scope we seek. In addition, any issued patents may be challenged, invalidated or declared unenforceable. As a result, our present and future patents may provide only limited protection for our technologies, and may not be sufficient to provide competitive advantages to us.

We depend on our key personnel, and our business and growth may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of some of our directors and key executives. In particular, we are highly dependent upon our directors and officers, including Mr. Yonghua Lu, chairman of our board of directors, Mr. Henricus Johannes Petrus Hoskens, our chief executive officer, Mr. Hanfei Wang, our director and chief operating officer, and Mr. Yuting Wang, our chief engineer. In 2007, Mr. Fei Yun resigned as director of technology and Mr. Kevin C. Wei, our former chief financial officer, also left us as his employment contract expired in October 2007. If we lose the services of one or more of our current directors and executive officers, we may not be able to replace them readily, if at all, with suitable or qualified candidates, and may incur additional expenses to recruit and retain new directors and officers, particularly those with a significant mix of both international and China-based PV industry experience similar to our current directors and officers, which could severely disrupt our business and growth. In addition, if any of our directors or executives joins a competitor or forms a competing company, we may lose some of our customers. Each of these directors and executive officers has entered into an employment agreement with us, which contains confidentiality and non-competition provisions. However, if any disputes arise between these directors or executive officers and us, it is not clear, in light of uncertainties associated with the PRC legal system, the extent to which any of these agreements could be enforced in China, where all of these directors and executive officers reside and hold some of their assets. See “— Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could have a material adverse effect on us.” Furthermore, as we expect to continue to expand our operations and develop new products, we will need to continue attracting and retaining experienced management and key research and development personnel.

Competition for personnel in the PV industry in China is intense, and the availability of suitable and qualified candidates is limited. In particular, we compete to attract and retain qualified research and development personnel with other PV technology companies, universities and research institutions. Competition for these individuals could cause us to offer higher compensation and other benefits in order to attract and retain them, which could have a material adverse effect on our financial condition and results of operations. We may also be unable to attract or retain the personnel necessary to achieve our business objectives, and any failure in this regard could severely disrupt our business and growth.

Our recent changes in chief executive officer and chief financial officer and resignation of our principal accounting officer may have an adverse effect on the overall operations of our company and the functioning of our financial controls and reporting.

We recently appointed Mr. Henricus Johannes Petrus Hoskens as our new chief executive officer. His tenure commenced on February 25, 2008 and Mr. Yonghua Lu resigned as our chief executive officer as of the same date. Although Mr. Lu continues to serve as our chairman and remains actively involved in our business focusing on various areas of strategic importance in our company, the transition period for our chief executive officer may not be smooth and there may be an adverse effect on our overall operations.

In addition, we appointed Ms. Amy Jing Liu to be our chief financial officer in October 2007, replacing Mr. Kevin C. Wei, whose employment contract expired on October 31, 2007. Ms. Ru Cai, our former principal accounting officer, also resigned in 2007. Although there was an overlap of almost two weeks between the end of Mr. Wei’s tenure at our company and Ms. Liu’s appointment and we have hired additional financial officers during the past few months, there may be an adverse effect on the functioning of our financial controls and reporting as a result of this change in management.

Any failure to achieve and maintain effective internal controls could have a material adverse effect on our business, results of operations and the market price of our ADSs.

The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on the effectiveness of the company’s internal controls over financial reporting.

Our management and independent registered public accounting firm have concluded that our internal controls as of December 31, 2007 were effective. However, we cannot assure you that in the future our management or our independent registered public accounting firm will not identify material weakness during the Section 404 of the Sarbanes-Oxley Act audit process or for other reasons. In addition, because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. As a result, if we fail to maintain effective internal controls over financial reporting or should we be unable to prevent or detect material misstatements due to error or fraud on a timely basis, investors could lose confidence in the reliability of our financial statements, which in turn could harm our business, results of operations and negatively impact the market price of our ADSs, and harm our reputation. Furthermore, we have incurred and expected to continue to incur considerable costs and to use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

We have limited insurance coverage and we are subject to the risk of damage due to fires or explosions because some materials we use in our manufacturing processes are highly flammable.

We are subject to risk of explosion and fires, as highly flammable gases, such as silane and nitrogen gas, are generated in our manufacturing processes. While we have not experienced to date any explosion or fire, the risks associated with these gases cannot be completely eliminated. In addition, as the insurance industry in China is still in an early stage of development, business interruption insurance available in China offers limited coverage compared to that offered in many other countries. Although we have obtained business interruption insurance, any business disruption or natural disaster could result in substantial costs and diversion of resources.

We are also exposed to risks associated with product liability claims in the event that the use of the PV products we sell results in injury. Due to limited historical experience, we are unable to predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we only have limited product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments, which could materially and adversely affect our business, financial condition and results of operations.

Any environmental claims or failure to comply with any present or future environmental regulations may require us to spend additional funds and may materially and adversely affect our financial condition and results of operations.

We are subject to a variety of laws and regulations relating to the use, storage, discharge and disposal of chemical by-products of, and water used in, our manufacturing operations and research and development activities, including toxic, volatile and otherwise hazardous chemicals and wastes. We are in compliance with current environmental regulations to conduct our business as it is presently conducted. Although we have not suffered material environmental claims in the past, the failure to comply with any present or future regulations could result in the assessment of damages or imposition of fines against us, suspension of production or a cessation of our operations. New regulations could also require us to acquire costly equipment or to incur other significant expenses. Any failure by us to control the use of, or to adequately restrict the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspension of our business, as well as our financial condition and results of operations.

The use of certain hazardous substances, such as lead, in various products is also coming under increasingly stringent governmental regulation. Increased environmental regulation in this area could adversely impact the manufacture and sale of solar modules that contain lead and could require us to make unanticipated environmental expenditures. For example, the European Union Directive 2002/96/EC on Waste Electrical and Electronic Equipment, or the WEEE Directive, requires manufacturers of certain electrical and electronic equipment to be financially responsible for the collection, recycling, treatment and disposal of specified products placed on the market in the European Union. In addition, European Union Directive 2002/95/EC on the Restriction of the use of Hazardous Substances in electrical and electronic equipment, or the RoHS Directive, restricts the use of certain hazardous substances, including lead, in specified products. Other jurisdictions are considering adopting similar legislation. Currently, we are not required under the WEEE or RoHS Directives to collect, recycle or dispose any of our products. However, the Directives allow for future amendments subjecting additional products to the Directives’ requirements. If, in the future, our solar modules become subject to such requirements, we may be required to apply for an exemption. If we were unable to obtain an exemption, we would be required to redesign our solar modules in order to continue to offer them for sale within the European Union, which would be impractical. Failure to comply with the Directives could result in the imposition of fines and penalties, the inability to sell our solar modules in the European Union, competitive disadvantages and loss of net sales, all of which could have a material adverse effect on our business, financial condition and results of operations.

Our business benefits from certain PRC government incentives. Expiration of, or changes to, these incentives could have a material adverse effect on our results of operations.

In accordance with the former PRC Income Tax Law for Enterprises with Foreign Investment and Foreign Enterprises, or the FIE Tax Law and the related implementing rules, Jiangsu Linyang Solarfun Co., Ltd., or Linyang China, our wholly-owned operating subsidiary in China, was exempted from enterprise income tax in 2005 and 2006, was taxed at a reduced rate of 12% in 2007, and would be taxed at the reduced rate of 12% in 2008 and 2009. From 2005 until the end of 2009, Linyang China would also be exempted from the 3% local income tax. Furthermore, Linyang China would be entitled to a two-year income tax exemption for 2006 and 2007 and a reduced tax rate of 12% for the following three years on income generated from additional investment in the production capacity of Linyang China resulting from our contribution to Linyang China of the funds we received through the issuances of our series A convertible preference shares in June and August 2006.

On March 16, 2007, the PRC government promulgated Law of the People’s Republic of China on Enterprise Income Tax, or EIT Law, which became effective January 1, 2008. Under EIT Law, domestically owned enterprises and foreign-invested enterprises, or FIE, are subject to a uniform tax rate of 25%. While the EIT Law equalizes the tax rates for FIE and domestically owned enterprises, preferential tax treatment (e.g. tax rate of 15%) would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies, whether domestically owned enterprises or FIE. The EIT Law also provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the EIT Law and which were entitled to a preferential lower tax rate or tax holiday under the then effective tax laws or regulations. The tax rate of such enterprises will transition to the uniform tax rate within a five-year transition period and the tax holiday, which has been enjoyed by such enterprises before the effective date of the EIT Law, may continue to be enjoyed until the end of the holiday. Linyang China is preparing to file its application to be qualified as a high-technology company which is pending governmental approval.

Under the EIT Law, we may be classified as a “Resident Enterprise” of the PRC. Such classification would likely result in negative tax consequences to us and could result in negative tax consequences to our non-PRC enterprise shareholders and ADS holders.

Under the EIT Law, which took effect as of January 1, 2008, enterprises established under the laws of non-PRC jurisdictions but whose “de facto management body” is located in the PRC are considered “resident enterprises” for PRC tax purposes and are subject to the EIT Law. According to the Implementation Regulations for the EIT Law of the PRC issued by the State Council on December 6, 2007, de facto management body is defined as an establishment that exerts substantial and comprehensive management and control over the business operations, staff, accounting, assets and other aspects of the enterprise.

We are a Cayman Islands holding company and substantially all of our income are derived from dividends we receive from our operating subsidiaries located in the PRC. If we are treated as a “resident enterprise” for PRC tax purposes, we will be subject to PRC income tax on our worldwide income at a uniform tax rate of 25%, and the dividends distributed from our PRC subsidiaries to our Hong Kong company and BVI company and ultimately to our Cayman Islands company, could be exempt from Chinese dividend withholding tax.

In addition, although the EIT Law provides that dividend income between qualified “resident enterprises” is exempted from the 10% withholding tax on dividends paid to non-PRC enterprise shareholders, it is still not free of doubt whether we will be considered to be a qualified “resident enterprise” under the EIT Law. If we are considered a “non-resident enterprise,” dividends paid to us by our subsidiaries in the PRC (through our holding company structure) may be subject to the 10% withholding tax.

If we are deemed by the PRC tax authorities as a “resident enterprise,” under the existing implementation rules of the EIT Law and other applicable tax rules, it is unclear whether the interests or dividends we pay with respect to our notes, ordinary shares or ADSs, would be treated as income derived from sources within the PRC and be subject to PRC tax.

Fluctuations in exchange rates could adversely affect our business as well as result in foreign currency exchange losses.

Our financial statements are expressed in, and our functional currency is Renminbi. The change in value of the Renminbi against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in a more than 17.4% appreciation of the Renminbi against the U.S. dollar. The PRC government may decide to adopt an even more flexible currency policy in the future, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. An appreciation of the Renminbi relative to other foreign currencies could decrease the per unit revenue generated from our international sales. If we increased our pricing to compensate for the reduced purchasing power of foreign currencies, we may decrease the market competitiveness, on a price basis, of our products. This could result in a decrease in our international sales and materially and adversely affect our business.

A substantial portion of our sales is denominated in U.S. dollars and Euros, while a substantial portion of our costs and expenses is denominated in Renminbi. As a result, the revaluation of the Renminbi in July 2005 has increased, and further revaluations could further increase, our costs. In addition, as we rely entirely on dividends paid to us by Linyang China, our operating subsidiary in the PRC, any significant revaluation of the Renminbi may have a material adverse effect on our financial condition and results of operations. The value of, and any dividends payable on, our ADSs in foreign currency terms will also be affected. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, an appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Fluctuations in exchange rates, particularly among the U.S. dollar, Renminbi and Euro, also affect our gross and net profit margins and could result in fluctuations in foreign exchange and operating gains and losses. We incurred net foreign currency losses of RMB1.8 million, RMB4.3 million and RMB25.6 million (US$3.5 million) in 2005, 2006 and 2007, respectively. We cannot predict the impact of future exchange rate fluctuations on our financial condition and results of operations, and we may incur net foreign currency losses in the future.

Very limited hedging transactions are available in the PRC to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currencies.

Two of our existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

As of June 2, 2008, Mr. Yonghua Lu, chairman of our board of directors, and Good Energies II LP owned 15.95% and 36.39%, respectively, of our outstanding share capital. In December 2007, Mr. Yonghua Lu transferred 38,634,750 ordinary shares beneficially owned by him to Good Energies II LP acting by its general partner Good

Energies General Partner Jersey Limited. Mr. Lu and Good Energies II LP have substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our ADSs. These actions may be taken even if they are opposed by our other shareholders.

If we grant employee share options and other share-based compensation in the future, our net income could be adversely affected.

We adopted a share option plan for our employees in November 2006, pursuant to which we may issue options to purchase up to 10,799,685 ordinary shares. As of December 31, 2007, options to purchase 8,105,500 ordinary shares had been granted under this plan. In August 2007, we adopted our 2007 equity incentive plan. The 2007 equity incentive plan permits the grant of incentive stock options, non-statutory stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares, and other equity based awards to employees, directors and consultants of our company. Under the 2007 equity incentive plan, we may issue up to 10,799,685 ordinary shares plus an annual increase of 2% of the outstanding ordinary shares on the first day of the fiscal year, or such lesser amount of shares as determined by the board of directors. As a result of these option grants and potential future grants under these plans, we expect to incur significant share compensation expenses in future periods. The amount of these expenses will be based on the fair value of the share-based awards. Fair value is determined based on an independent third party valuation. We have adopted Statement of Financial Accounting Standard No. 123(R) (revised 2004) for the accounting treatment of our share incentive plan. As a result, we will have to account for compensation costs for all share options, including share options granted to our directors and employees, using a fair-value based method and recognize expenses in our consolidated statement of income in accordance with the relevant rules under U.S. GAAP, which may have a material adverse effect on our net profit. Moreover, the additional expenses associated with share-based compensation may reduce the attractiveness of such incentive plan to us. However, our share incentive plan and other similar types of incentive plans are important in order to attract and retain key personnel. We cannot assure you that employee share options or other share-based compensation we may grant in the future, would not have a material adverse effect on our profitability.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Substantially all of our operations are conducted in China and some of our sales are made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange; and

•	the allocation of resources.

While the PRC economy has grown significantly over the past 25 years, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the PRC government to slow the pace of growth of the PRC economy could result in decreased capital expenditure by solar energy users, which in turn could reduce demand for our products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of renewable energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business and prospects. In particular, the PRC government has, in recent years, promulgated certain laws and regulations and initiated certain government-sponsored programs to encourage the utilization of new forms of energy, including solar energy. We cannot assure you that the implementation of these laws, regulations and government programs will be beneficial to us. In particular, any adverse change in the PRC government’s policies towards the PV industry may have a material adverse effect on our operations as well as on our plans to expand our business into downstream system integration services.

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

We conduct substantially all of our business through our operating subsidiary in the PRC, Linyang China, a Chinese wholly foreign-owned enterprise. Linyang China is generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We rely principally on dividends and other distributions on equity paid by our operating subsidiary to fund cash and financing requirements, and limitations on the ability of our operating subsidiary to pay dividends or other distributions to us could have a material adverse effect on our ability to conduct our business and our ability to make payments due under the notes.

We are a holding company and conduct substantially all of our business through our operating subsidiary, Linyang China, which is a limited liability company established in China. We rely on dividends paid by Linyang China for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities organized in China is subject to limitations. In particular, regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Linyang China is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reaches 50% of its registered capital. These reserves are not distributable as cash dividends. In addition, Linyang China is required to allocate a portion of its after-tax profit to its staff welfare and bonus fund at the discretion of its board of directors. Moreover, if Linyang China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

A portion of our revenue and a substantial portion of our expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, Linyang China may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE. However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by Linyang China under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC governmental authorities, including SAFE. In particular, if Linyang China borrows foreign currency loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance Linyang China by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the National Development and Reform Commission, or the NDRC, the Ministry of Commerce or their respective local counterparts. These limitations could affect the ability of Linyang China to obtain foreign exchange through debt or equity financing.

Recent PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to distribute profits to us, or otherwise materially and adversely affect us.

SAFE issued a public notice in October 2005, or the SAFE notice, requiring PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising fund from overseas. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions. Our current beneficial owners who are PRC residents have registered with the local SAFE branch as required under the SAFE notice. The failure of these beneficial owners to amend their SAFE registrations in a timely manner pursuant to the SAFE notice or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such beneficial owners to fines and legal sanctions and may also result in a restriction on our PRC subsidiary’s ability to distribute profits to us or otherwise materially and adversely affect our business. In addition, the NDRC promulgated a rule in October 2004, or the NDRC Rule, which requires NDRC approvals for overseas investment projects made by PRC entities. The NDRC Rule also provides that approval procedures for overseas investment projects of PRC individuals shall be implemented with reference to this rule. However, there exist extensive uncertainties in terms of interpretation of the NDRC Rule with respect to its application to a PRC individual’s overseas investment, and in practice, we are not aware of any precedents that a PRC individual’s overseas investment has been approved by the NDRC or challenged by the NDRC based on the absence of NDRC approval. Our current beneficial owners who are PRC individuals did not apply for NDRC approval for investment in us. We cannot predict how and to what extent this will affect our business operations or future strategy. For example, the failure of our shareholders who are PRC individuals to comply with the NDRC Rule may subject these persons or our PRC subsidiary to certain liabilities under PRC laws, which could adversely affect our business.

We face risks related to health epidemics and other outbreaks.

Adverse public health epidemics or pandemics could disrupt business and the economics of the PRC and other countries where we do business. From December 2002 to June 2003, China and other countries experienced an outbreak of a highly contagious form of atypical pneumonia now known as severe acute respiratory syndrome, or SARS. On July 5, 2003, the World Health Organization declared that the SARS outbreak had been contained. However, a number of isolated new cases of SARS were subsequently reported, most recently in central China in April 2004. During May and June of 2003, many businesses in China were closed by the PRC government to prevent transmission of SARS. Moreover, some Asian countries, including China, have recently encountered incidents of the H5N1 strain of bird flu, or avian flu. We are unable to predict the effect, if any, that avian flu may have on our business. In particular, any future outbreak of SARS, avian flu or other similar adverse public developments may, among other things, significantly disrupt our business, including limiting our ability to travel or ship our products within or outside China and forcing us to temporary close our manufacturing facilities. Furthermore, an outbreak may severely restrict the level of economic activity in affected areas, which may in turn materially and adversely affect our financial condition and results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of avian flu, SARS or any other epidemic.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from the sale of securities offered by us pursuant to this prospectus for capital expenditures, repayment of indebtedness, working capital, to make acquisitions and for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the period indicated. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before adjustment for minority interests, plus fixed charges. Fixed charges consist of interest expenses, whether expenses or capitalized.

	Year Ended December 31,
	2004	2005	2006	2007

Ratios of earnings to fixed charges	—	117.37	12.77	5.63

CAPITALIZATION

A prospectus supplement will include information on our consolidated capitalization.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Law (2007 Revision) of the Cayman Islands, which is referred to as the Companies Law below.

As of June 30, 2008, our authorized share capital consisted of 500,000,000 ordinary shares, with a par value of US$0.0001 each. As of June 30, 2008, there were 241,954,744 ordinary shares issued and outstanding.

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Description of Ordinary Shares

General

All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law. Under our amended and restated memorandum and articles of association, all dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our exclusive benefit until claimed, and we will not be deemed a trustee in respect of such dividend or be required to account for any money earned thereon. All dividends unclaimed for six years after having been declared may be forfeited by our board of directors and thereon will revert to us.

Voting Rights

The holder of each ordinary share is entitled to one vote for each ordinary share held by such holder on all matters upon which the ordinary shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any other shareholder or shareholders present in person or by proxy and holding at least 10% in par value of the shares giving a right to attend and vote at the meeting.

A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy or, if a corporation or other non-natural person, by its duly authorized representative holding not less than one-third of the outstanding voting shares in our company. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in the aggregate 10% or more of our voting share capital. Advance notice of at least 20 (but not more than 60) days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting calling for the passing of a resolution requiring two-thirds of shareholder votes, and advance notice of at least 14 (but not more than 60) days is required for the convening of other general shareholder meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the ordinary shares. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions of our amended and restated memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

•	the ordinary shares transferred are free of any lien in favor of us;

•	any fee related to the transfer has been paid to us; and

•	the transfer to be registered is not to an infant or a person suffering from mental disorder.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 45 days in any year.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the Companies Law and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by special resolution.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied either with the consent in writing of the holders of three-fourths of the issued shares of that class or by a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares. The rights of holders of ordinary shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights which may be affected by the directors as provided in the articles of association without any vote or consent of the holders of ordinary shares.

General Meetings of Shareholders

The directors may, and shall on the requisition of shareholders holding at least 10% in par value of the capital of our company carrying voting rights at general meetings, proceed to convene a general meeting of such shareholders. If the directors do not within 21 days from the deposit of the requisition duly proceed to convene a general meeting, which will be held within a further period of 21 days, the requisitioning shareholders, or any of them holding more than 50% of the total voting rights of all of the requisitioning shareholders, may themselves convene a general meeting. Any such general meeting must be convened within three months after the expiration of such 21-day period.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information About Us.”

Changes in Capital

We may from time to time by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such classes and amounts, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination;

•	sub-divide our existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by law.

Exempted Company

We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value, negotiable or bearer shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We intend to comply with the Nasdaq Rules in lieu of following home country practice. The Nasdaq Rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our amended and restated articles of association allow directors or shareholders to call special shareholder meetings pursuant to the procedures set forth in the articles.

Differences in Corporate Law

The Companies Law is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware and their shareholders.

Mergers and Similar Arrangements

Cayman Islands law does not provide for mergers as that expression is understood under the Delaware General Corporation law. However, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the due majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such that a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, fraud or default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Anti-Takeover Provisions in the Amended and Restated Memorandum and Articles of Association

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law and our amended and restated articles of association allow our shareholders holding not less than 10% of the paid-up voting share capital of the company to requisition a shareholders’ meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our amended and restated articles of association require us to call such meetings if required by the Companies Law, other applicable law, rules or regulations or the Nasdaq Rules.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed by ordinary resolution or the unanimous written consent of all the shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Law of the Cayman Islands and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting or the unanimous written resolution of all shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of the holders of 75% of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may only be amended by special resolution or the unanimous written resolution of all shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions. However, if any issue of shares (including any issue of ordinary shares or any shares with preferred, deferred, qualified or other special rights or restrictions) is proposed and such shares proposed to be issued are at least 20% by par value of the par value of all then issued shares, then the prior approval by ordinary resolution of the holders of the ordinary shares, voting together as one class, will be required. These provisions could have the effect of discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.

Ordinary Shares

In June 2006, as part of our corporate restructuring, we issued a total of 100,350,000 ordinary shares. These ordinary shares were issued to Yonghua Solar Power Investment Holding Ltd., WHF Investment Co., Ltd.,

YongGuan Solar Power Investment Holding Ltd., Yongfa Solar Power Investment Holding Ltd., Yongliang Solar Power Investment Holding Ltd., Yongqiang Solar Power Investment Holding Ltd., YongXing Solar Power Investment Holding Ltd. and Forever-brightness Investments Limited.

In June and August 2006, we issued in a private placement an aggregate of 79,644,754 series A convertible preference shares to Citigroup Venture Capital International Growth Partnership, L.P., Citigroup Venture Capital International Co-Investment, L.P., Hony Capital II L.P., LC Fund III L.P., Good Energies Investments (Jersey) Limited and two individual investors at an average purchase price of approximately US$0.67 per share for aggregate proceeds, before deduction of transaction expenses, of US$53 million. All of these 79,644,754 series A convertible preference shares were converted to ordinary shares of our company upon the completion of our initial public offering.

We completed our initial public offering of 60,000,000 ordinary shares, in the form of ADSs, at US$12.50 per ADS on December 26, 2006, after our ordinary shares and American Depositary Receipts were registered under the Securities Act.

On January 29, 2008, we closed an offering of US$172.5 million 3.50% convertible senior notes due 2018 to qualified institutional buyers pursuant to Rule 144A under the Securities Act and received net proceeds of US$167.9 million. Holders may convert the notes into our ADSs. Concurrently with this note offering, we closed an offering of 9,019,611 ADSs, representing 45,098,055 ordinary shares, to facilitate the note offering. We did not receive any proceeds, other than the par value of the ADSs, from such offering of ADSs.

Registration Rights

Pursuant to the registration rights agreement dated June 27, 2006, we granted to the holders of our ordinary shares which were converted from our series A convertible preference shares certain registration rights, which primarily include:

•	Demand Registrations. Upon request of any of the non-individual holders of our ordinary shares which were converted from our series A convertible preference shares, we shall effect registration with respect to the registrable securities held by such holders on a form other than Form F-3 (or any comparable form for a registration for an offering in a jurisdiction other than the United States), provided we shall only be obligated to effect three such registrations.

•	Piggyback Registrations. The holders of our ordinary shares which were converted from our series A convertible preference shares and their permitted transferees are entitled to “piggyback” registration rights, whereby they may require us to register all or any part of the registrable securities that they hold at the time when we register any of our ordinary shares. All of such holders have waived their piggyback registration rights in this offering.

•	Registrations on Form F-3. We have granted the holders of our ordinary shares which were converted from our series A convertible preference shares and their permitted transferees of the registrable securities the right to an unlimited number of registrations under Form F-3 (or any comparable form for a registration in a jurisdiction other than the United States) to the extent we are eligible to use such form to offer securities.

Post-Initial Public Offering Lock-Up

Pursuant to the registration rights agreement, each of the shareholders other than the holders of series A convertible preference shares has agreed, for a period of 12 months after completion of our initial public offering, not to sell, exchange, assign, pledge, charge, grant a security interest, make a hypothecation, gift or other encumbrance, or enter into any contract or any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other legal or beneficial interest in any ordinary shares, create any other claim or make any other transfer or disposition, whether voluntary or involuntary, affecting the right, title, interest or possession in, to or of such ordinary shares, unless otherwise approved by the non-individual holders of series A convertible preference shares in writing. This lock-up period expired on December 20, 2007. In addition, pursuant to the lock-up agreement dated June 20, 2006, Mr. Yonghua Lu, our chairman and chief executive officer, and Mr. Hanfei Wang, our chief operating officer, have agreed with us not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a lock-up period of three years after completion of this our initial public offering. Any amendment to the lock-up agreement requires unanimous written consent of all the individuals who were parties to the lock-up agreement. In 2007, the lock-up periods of Mr. Yonghua Lu and Mr. Hanfei Wang were reduced to one year and two years, respectively, under the first amendment to the lock-up agreement. As a result, Mr. Lu is no longer subject to any lock-up restrictions pursuant to the agreement dated June 20, 2006. However, pursuant to the second shareholders agreement entered into in connection with the share purchase by Good Energies on December 4, 2007, Yonghua Solar Power Investment Holding Ltd. may not, subject to certain limited exceptions, transfer any of our shares beneficially owned by it during the one-year period immediately following the date of such agreement, or transfer more than 50% of the number of our shares it held on December 27, 2007 during the second one-year period following the date of such agreement. On December 4, 2007, all the individuals who were parties to the lock-up agreement further agreed that the lock-up agreement should not apply to any share transfer made by a shareholder to Good Energies Investments (Jersey) Limited or its affiliates.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York, as depositary, will register and deliver ADSs. Each ADS represents five ordinary shares (or a right to receive five ordinary shares) deposited with the Hong Kong office of the Hongkong and Shanghai Banking Corp., as custodian for the depositary. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American depositary receipt, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by holding ADSs in the Direct Registration System, or (B) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated American depositary shares, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs set out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American depositary receipt. Directions on how to obtain copies of those documents are provided under “Where You Can Find Additional Information.”

Dividends and Other Distributions

How Will You Receive Dividends and Other Distributions on the Shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

•	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares.

•	Rights to Purchase Additional Shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADRs described in this section except for changes needed to put the necessary restrictions in place.

•	Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How Are ADSs Issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How Do ADS Holders Cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How Do ADS Holders Interchange Between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How Do You Vote?

You may instruct the depositary to vote the deposited securities, but only if we ask the depositary to ask for your instructions. Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

If we ask for your instructions, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the shares or other deposited securities underlying your ADSs as you direct. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and of the Memorandum and Articles of Association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.

Fees and Expenses

Persons Depositing or Withdrawing Shares Must Pay:	For:

• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
• US$0.02 (or less) per ADS	• Any cash distribution to you
• A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
• US$0.02 (or less) per ADS per calendar year	• Depositary services
• Registration or transfer fees	• Transfer and registration of shares on our shareregister to or from the name of the depositary or its agent when you deposit or withdraw shares
• Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) • Converting foreign currency to U.S. dollars
• Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary
• Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The Bank of New York, as depositary, has agreed to reimburse us for expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses and Nasdaq application and listing fees. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amount of fees the depositary collects from investors.

The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American depositary shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

 •   Change the nominal or par value of our shares

•   Reclassify, split up or consolidate any of the deposited securities

•   Distribute securities on the shares that are not distributed to you

•   Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

•   The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities

•   The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Amendment and Termination

How May the Deposit Agreement Be Amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADS, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How May the Deposit Agreement Be Terminated?

The depositary will terminate the deposit agreement at our direction by mailing a notice of termination to the ADS holders then outstanding at least 60 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing a notice of termination to us and the ADS holders then outstanding if at any time 30 days shall have expired after the depositary shall have delivered to our company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on Our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	are not liable if either of us exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying Your ADRs

You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

•	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•	When you or other ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-Release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the American depositary shares. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement have acknowledged that the Direct Registration System and Profile Modification System will apply to uncertificated ADSs upon acceptance thereof to DRS by the DTC. The Direct Registration System is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated American depositary shares, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. The Profile Modification System is a required feature of the Direct Registration System which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to the Direct Registration System/Profile Modification System, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code as in effect in the State of New York). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the Direct Registration System Profile Modification System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

DESCRIPTION OF PREFERRED SHARES

Under the terms of our amended and restated articles of association, our board of directors has authority, without any further vote or action by our shareholders, to issue Preferred Shares (as such term is defined in Article 4 of our amended and restated articles of association) in the amount up to 20% by par value of all then issued shares. Our board of directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares are authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of our ordinary shares or make it more difficult to effect a change in control; provided that, where any issue of shares is proposed and such shares proposed to be issued are equal to or exceed 20% by par value of all then issued shares, the prior approvals by ordinary resolution of the holders of the ordinary shares, voting together as one class, shall be required. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under an indenture. We have summarized select portions of the indenture below. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, the officers’ certificate or the supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Solarfun Power Holdings Co., Ltd.) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any subsidiary of Solarfun Power Holdings Co., Ltd., may consolidate with, merge into or transfer all or part of its properties to Solarfun Power Holdings Co., Ltd.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with certain covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue (either separately or together with other securities) warrants to purchase ordinary shares represented by ADSs. The warrants will be issued under warrant agreements (each a ‘Warrant Agreement’) to be entered into between us and a bank or trust company, as warrant agent (the ‘Warrant Agent’). The form of Warrant Agreement has been filed as an exhibit to the registration statement. The following summary of certain provisions of the Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Warrant Agreement, including the definitions of certain terms.

GENERAL

Reference is made to the prospectus supplement for the terms of the warrants, including:

(1) The title and aggregate number of such warrants.

(2) The number of ordinary shares that may be purchased upon exercise of such ordinary shares; the price, or the manner of determining the price, at which such shares may be purchased upon such exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of such warrants that are exercisable at any one time.

(3) The time or times at which, or period or periods in which, such warrants may be exercised and the expiration date of such warrants.

(4) The terms of any our right to redeem such warrants.

(5) The terms of any our right to accelerate the exercise of such warrants upon the occurrence of certain events.

(6) Whether such warrants will be sold with any other securities.

(7) The date, if any, on and after which such warrants and such securities will be separately transferable.

(8) Any other terms of such warrants.

Certificates representing warrants (the ‘Warrant Certificates’) will be exchangeable for new Warrant Certificates of different denominations. No service charge will be made for any permitted transfer or exchange of Warrant Certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States, and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CT Corporation System, 111 Eighth Avenue, New York, NY 10011, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Maples and Calder, our counsel as to Cayman Islands law, and Grandall Legal Group (Shanghai), our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and the PRC, respectively, would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

Grandall Legal Group (Shanghai), has advised us further that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions.

TAXATION

Cayman Islands Taxation

The applicable prospectus supplement will describe the material Cayman Islands tax consequences of the acquisition, ownership and disposition of any securities offered thereunder.

PRC Taxation

The applicable prospectus supplement will describe the material PRC tax consequences of the acquisition, ownership and disposition of any securities offered thereunder by non-PRC investors.

U.S. Federal Income Taxation

The applicable prospectus supplement will describe the material U.S. federal income tax consequences of the acquisition, ownership and disposition of any securities offered thereunder by an initial investor who is a United States person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended).

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus.

We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our ordinary shares by broker-dealers;

•	sell shares of ordinary shares short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of ordinary shares to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

•	loan or pledge shares of ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters and agents in any distribution contemplated hereby, including but not limited to at-the-market equity offerings, may from time to time include Morgan Stanley Co. Incorporated. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through Nasdaq, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under this Registration Statement.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

LEGAL MATTERS

We are being represented by Shearman & Sterling LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with an offering pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of any shares which may be issued pursuant to the securities offered through this prospectus and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder. Legal matters as to PRC law will be passed upon for us by Grandall Legal Group (Shanghai) and for the underwriters by a law firm named in the applicable prospectus supplement. Shearman & Sterling LLP may rely upon Maples and Calder with respect to matters governed by Cayman Islands law and Grandall Legal Group (Shanghai) with respect to matters governed by PRC law.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the year ended December 31, 2007 and the effectiveness of our internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young Hua Ming, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The offices of Ernst & Young Hua Ming are located at 23/F, The Center, 989 Chang Le Road, Shanghai 200031, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We will furnish to you, through the depositary, English language versions of any reports, notices and other communications that we generally transmit to holders of our ordinary shares.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with this Act, we file annual reports and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, NE Washington, DC 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, NE Washington, DC 20549, at prescribed rates. You can obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2007, filed on June 27, 2008 and amended on June 30, 2008;

•	our current reports on Form 6-K, submitted to the SEC on July 14, 2008;

•	our current report on Form 6-K, submitted to the SEC on June 30, 2008; and

•	with respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Our annual report on Form 20-F for the fiscal year ended December 31, 2007 filed on June 27, 2008 and amended on June 30, 2008, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with US GAAP.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Solarfun Power Holdings Co., Ltd.
666 Linyang Road
Qidong, Jiangsu Province 226200, People’s Republic of China
Tel: (86-513) 8330-7688

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.